Exhibit 4.1(a) - Invesco Trust Company Defined
                Contribution Master Plan and Trust Agreement
                          (Basic Plan Document #01)

                              TABLE OF CONTENTS

                                                             PAGE
ARTICLE I - DEFINITIONS                                        1
      1.01 EMPLOYER                                            1
      1.02 TRUSTEE                                             1
      1.03 PLAN                                                1
      1.04 ADOPTION AGREEMENT                                  1
      1.05 PLAN ADMINISTRATOR                                  1
      1.06 ADVISORY COMMITTEE                                  1
      1.07 EMPLOYEE                                            1
      1.08 SELF-EMPLOYED INDIVIDUAL/OWNER - EMPLOYEE           1
      1.09 HIGHLY COMPENSATED EMPLOYEE                         1
      1.10 PARTICIPANT                                         2
      1.11 BENEFICIARY                                         2
      1.12 COMPENSATION                                        2
           (A) Limitations on Compensation                     2
           (B) Nondiscrimination                               3
      1.13 EARNED INCOME                                       3
      1.14 ACCOUNT                                             3
      1.15 ACCRUED BENEFIT                                     3
      1.16 NONFORFEITABLE                                      3
      1.17 PLAN YEAR                                           3
      1.18 EFFECTIVE DATE                                      3
      1.19 PLAN ENTRY DATE                                     3
      1.20 ACCOUNTING DATE                                     3
      1.21 TRUST                                               3
      1.22 TRUST FUND                                          3
      1.23 NONTRANSFERABLE ANNUITY                             3
      1.24 ERISA                                               3
      1.25 CODE                                                3
      1.26 SERVICE                                             3
      1.27 HOUR OF SERVICE                                     4
           (A) Method of crediting Hours of Service            4
           (B) Maternity/paternity leave                       4
      1.28 DISABILITY                                          4
      1.29 SERVICE FOR PREDECESSOR EMPLOYER                    4
      1.30 RELATED EMPLOYERS                                   4
      1.31 LEASED EMPLOYEES                                    5
           (A) Safe harbor plan exception                      5
           (B) Other requirements                              5
      1.32 SPECIAL RULES FOR OWNERS - EMPLOYEES                5
      1.33 DETERMINATION OF TOP HEAVY STATUS                   5
           (A) Standardized Plan                               6
           (B) Definitions                                     6
      1.34 PAIRED PLANS                                        6

ARTICLE II - EMPLOYEE PARTICIPANTS                             7
      2.01 ELIGIBILITY                                         7
      2.02 YEAR OF SERVICE - PARTICIPATION                     7
      2.03 BREAK IN SERVICE - PARTICIPATION                    7
           (A) 2-year Eligibility                              7
           (B) Suspension of Years of Service                  7
      2.04 PARTICIPATION UPON RE-EMPLOYMENT                    7
      2.05 CHANGE IN EMPLOYEE STATUS                           7
      2.06 ELECTION NOT TO PARTICIPATE                         7

ARTICLE III - EMPLOYER CONTRIBUTIONS AND FORFEITURES           8
Part I.  Amount of Employer Contributions and Plan Allocations 8
      3.01 AMOUNT                                              8
      3.02 DETERMINATION OF CONTRIBUTION                       8
      3.03 TIME OF PAYMENT OF CONTRIBUTION                     8
      3.04 CONTRIBUTION ALLOCATION                             8
           (A) Method of Allocation                            8
           (B) Top Heavy Minimum Allocation                    8
               (1) Top Heavy Minimum Allocation Under
                   Standardized Plan                           8
               (2) Top Heavy Minimum Allocation Under
                   Nonstandardized Plan                        9
               (3) Special Election for Standardized
                   Code Section 401(k) Plan                           9
               (4) Special Definitions                         9
               (5) Determining Contribution Rates              9
               (6) No Allocations                              9
               (7) Election of Method                          9
      3.05 FORFEITURE ALLOCATION                               9
      3.06 ACCRUAL OF BENEFIT                                  9
           (A) Compensation Taken Into Account                10
           (B) Hours of Service Requirement                   10
           (C) Employment Requirement                         10
           (D) Other Requirements                             10
           (E) Suspension of Accrual Requirements Under
Nonstandardized Plan                                          10
Part 2.  Limitations on Allocations
10
      3.07 MAXIMUM PERMISSIBLE AMOUNT                         10
      3.08 ESTIMATED DETERMINATION BY ADVISORY COMMITTEE      11
      3.09 ACTUAL DETERMINATION BY ADVISORY COMMITTEE         11
      3.10 EXCESS AMOUNT                                      11
      3.11 EXCESS AMOUNT FOR PARTICIPANTS OF MORE THAN 1 PLAN 11
      3.12 ESTIMATED DETERMINATION BY ADVISORY COMMITTEE      11
      3.13 ACTUAL DETERMINATION                               11
      3.14 PLUS FORFEITURES                                   11
      3.15 ALLOCATIONS DATES OF ALL PLANS                     12
      3.16 DISPOSE OF EXCESS AMOUNTS                          12
      3.17 SPECIAL ALLOCATION LIMITATION                      12
      3.18 DEFINED BENEFIT PLAN LIMITATION                    12
      3.19 DEFINITIONS - ARTICLE III                          12

ARTICLE IV - PARTICIPANT CONTRIBUTIONS                        13
      4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS            14
      4.02 PARTICIPANT DEDUCTIBLE CONTRIBUTIONS               14
      4.03 PARTICIPANT ROLLOVER CONTRIBUTIONS                 14
      4.04 PARTICIPANT CONTRIBUTION - FORFEITABILITY          14
      4.05 PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION 14
      4.06 PARTICIPANT CONTRIBUTION - ACCRUED BENEFIT         14

ARTICLE V - TERMINATION OF SERVICE -PARTICIPANT VESTING       14
      5.01 NORMAL RETIREMENT AGE                              14
      5.02 PARTICIPANT DISABILITY OR DEATH                    14
      5.03 VESTING SCHEDULE                                   14
           (A) Election of Special Vesting Formula            15
      5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED
           BENEFIT                                            15
           (A) Restoration and Conditions upon Restoration    15
           (B) Time and Method of Restoration                 15
           (C) 0% Vested Participant                          15
      5.05 SEGREGATED ACCOUNT FOR REPAID AMOUNT               16
      5.06 YEAR OF SERVICE - VESTING                          16
      5.07 BREAK IN SERVICE - VESTING                         16
      5.08 INCLUDED YEARS OF SERVICE - VESTING                16
      5.09 FORFEITURE OCCURS                                  16

ARTICLE VI - TIME AND METHOD OF PAYMENT OF BENEFITS           16
      6.01 TIME OF PAYMENT OF ACCRUED BENEFIT                 16
           (A) Separation from Service for a Reason
               Other than Death                               16
               (1) Participant's Nonforfeitable Accrued
                   Benefit Not Exceeding $3,500               16
               (2) Participant's Nonforfeitable Accrued
                   Benefit Exceeds $3,500                     16
               (3) Disability                                 17
               (4) Hardship                                   17
           (B) Required Beginning Date                        17
           (C) Death of the Participant                       17
               (1) Deceased Participant's Nonforfeitable
                   Accrued Benefit Does Not Exceed $3,500     17
               (2) Deceased Participant's Nonforfeitable
                   Accrued Benefit Exceeds $3,500.43          17
      6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT               17
           (A) Minimum Distribution Requirements for
               Participants                                   18
           (B) Minimum Distribution Requirements for
               Beneficiaries                                  18
      6.03 BENEFIT PAYMENT ELECTIONS                          19
           (A) Participant Elections After Separation from
               Service                                        19
           (B) Participant Elections Prior to Separation
               from Service                                   19
           (C) Death Benefit Elections                        19
           (D) Transitional Elections                         19
      6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND
           SURVIVING SPOUSES                                  19
           (A) Joint and Survivor Annuity                     19
           (B) Preretirement Survivor Annuity                 20
           (C) Surviving Spouse Elections                     20
           (D) Special Rules                                  20
           (E) Profit Sharing Plan Election                   20
      6.05 WAIVER ELECTION-QUALIFIED JOINT AND SURVIVOR
           ANNUITY                                            20
      6.06 WAIVER ELECTION-PRERETIREMENT SURVIVOR ANNUITY     21
      6.07 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS      21

ARTICLE VII - EMPLOYER ADMINISTRATIVE PROVISIONS              22
      7.01 INFORMATION TO COMMITTEE                           22
      7.02 NO LIABILITY                                       22
      7.03 INDEMNITY OF CERTAIN FIDUCIARIES                   22
      7.04 EMPLOYER DIRECTION OF INVESTMENT                   22
      7.05 AMENDMENT TO VESTING SCHEDULE                      22

ARTICLE VIII - PARTICIPANT ADMINISTRATIVE PROVISIONS          23
      8.01 BENEFICIARY DESIGNATION                            23
           (A) Coordination with survivor requirements        23
           (B) Profit sharing plan exception                  23
      8.02 NO BENEFICIARY DESIGNATION/DEATH OF BENEFICIARY    23
      8.03 PERSONAL DATA TO COMMITTEE                         23
      8.04 ADDRESS FOR NOTIFICATION                           23
      8.05 ASSIGNMENT OR ALIENATION                           23
      8.06 NOTICE OF CHANGE IN TERMS                          23
      8.07 LITIGATION AGAINST THE TRUST                       23
      8.08 INFORMATION AVAILABLE                              23
      8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS
      8.10 PARTICIPANT DIRECTION OF INVESTMENT

ARTICLE IX - ADVISORY COMMITTEE - DUTIES WITH RESPECT TO
PARTICIPANT'S ACCOUNTS                                        24
      9.01 MEMBERS' COMPENSATION, EXPENSES                    24
      9.02 TERM                                               24
      9.03 POWERS                                             24
      9.04 GENERAL                                            24
           (A) Loan Policy                                    25
      9.05 FUNDING POLICY                                     25
      9.06 MANNER OF ACTION                                   25
      9.07 AUTHORIZED REPRESENTATIVE                          25
      9.08 INTERESTED MEMBER                                  25
      9.09 INDIVIDUAL ACCOUNTS                                25
      9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT             25
      9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN
           OR LOSS                                            26
           (A) Trust Fund Accounts                            26
           (B) Segregated Investment Accounts                 26
           (C) Additional Rules                               26
      9.12 INDIVIDUAL STATEMENT                               26
      9.13 ACCOUNT CHARGED                                    26
      9.14 UNCLAIMED ACCOUNT PROCEDURE                        26

ARTICLE X - TRUSTEE AND CUSTODIAN, POWERS AND DUTIES          27
      10.01    ACCEPTANCE                                     27
      10.02    RECEIPT OF CONTRIBUTIONS                       27
      10.03    INVESTMENT POWERS                              27
           (A) Discretionary Trustee Designation              27
           (B) Nondiscretionary Trustee Designation/
               Appointment of Custodian                       28
           (C) Limitation of Powers of Certain Custodians     29
           (D) Named Fiduciary/Limitation of Liability of
               Nondiscretionary Trustee or Custodian          29
           (E) Participant Loans                              29
           (F) Investment in qualifying Employer securities
               and qualifying Employer real property          29
      10.04    RECORDS AND STATEMENTS                         29
      10.05    FEES AND EXPENSES FROM FUND                    30
      10.06    PARTIES TO LITIGATION                          30
      10.07    PROFESSIONAL AGENTS                            30
      10.08    DISTRIBUTION OF CASH OR PROPERTY               30
      10.09    DISTRIBUTION DIRECTIONS                        30
      10.10    THIRD PARTY/MULTIPLE TRUSTEES                  30
      10.11    RESIGNATION                                    30
      10.12    REMOVAL                                        30
      10.13    INTERIM DUTIES AND SUCCESSOR TRUSTEE           30
      10.14    VALUATION OF TRUST                             30
      10.15    LIMITATION ON LIABILITY - IF INVESTMENT
               MANAGER, ANCILLARY TRUSTEE OR
               INDEPENDENT FIDUCIARY APPOINTED                30
      10.16    INVESTMENT IN GROUP TRUST FUND                 31
      10.17    APPOINTMENT OF ANCILLARY TRUSTEE OR
               INDEPENDENT FIDUCIARY                          31

ARTICLE XI - PROVISIONS RELATING TO INSURANCE AND INSURANCE
             COMPANY                                          31
      11.01    INSURANCE BENEFIT                              31
           (A) Incidental insurance benefits                  32
           (B) Exception for certain profit sharing plans     32
      11.02    LIMITATION ON LIFE INSURANCE PROTECTION        32
      11.03    DEFINITIONS                                    32
      11.04    DIVIDEND PLAN                                  32
      11.05    INSURANCE COMPANY NOT A PARTY TO AGREEMENT     33
      11.06    INSURANCE COMPANY NOT RESPONSIBLE FOR
               TRUSTEE'S ACTIONS                              33
      11.07    INSURANCE COMPANY RELIANCE ON TRUSTEE'S
               SIGNATURE                                      33
      11.08    ACQUITTANCE                                    33
      11.09    DUTIES OF INSURANCE COMPANY                    33

ARTICLE XII - MISCELLANEOUS                                   33
      12.01    EVIDENCE                                       33
      12.02    NO RESPONSIBILITY FOR EMPLOYER ACTION          33
      12.03    FIDUCIARIES NOT INSURERS                       33
      12.04    WAIVER OF NOTICE                               33
      12.05    SUCCESSORS                                     33
      12.06    WORD USAGE                                     33
      12.07    STATE LAW                                      33
      12.08    EMPLOYER'S RIGHT TO PARTICIPATE                33
      12.09    EMPLOYMENT NOT GUARANTEED                      33

ARTICLE XIII - EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION      34
      13.01    EXCLUSIVE BENEFIT                              34
      13.02    AMENDMENT BY EMPLOYER                          34
           (A) Code Section 411(d)(6) protected benefits             34
      13.03    AMENDMENT BY MASTER PLAN SPONSOR               34
      13.04    DISCONTINUANCE                                 34
      13.05    FULL VESTING ON TERMINATION                    34
      13.06    MERGER/DIRECT TRANSFER                         34
           (A) Elective transfers                             35
           (B) Distribution restrictions under Code Section 401(k)   35
      13.07    TERMINATION                                    35
           (A) Procedure                                      35
           (B) Distribution restrictions under Code Section 401(k)   35

ARTICLE XIV - CODE Section 401(k) AND CODE Section 401(m) ARRANGEMENTS      36
      14.01    APPLICATION                                    36
      14.02    CODE Section 401(k) ARRANGEMENT                       36
           (A) Salary Reduction Arrangement                   36
           (B) Cash or Deferred Arrangement                   36
           (C) Election Not to Participate                    36
      14.03    DEFINITIONS                                    36
      14.04    MATCHING CONTRIBUTIONS/EMPLOYEE CONTRIBUTIONS  37
           (A) Mandatory Contributions                        37
      14.05    TIME OF PAYMENT OF CONTRIBUTIONS               37
      14.06    SPECIAL ALLOCATIONS PROVISIONS - DEFERRAL
               CONTRIBUTIONS, MATCHING CONTRIBUTIONS AND
               QUALIFIED NONELECTIVE CONTRIBUTIONS            38
           (A) Deferral Contributions                         38
           (B) Matching Contributions                         38
           (C) Qualified Nonelective Contributions            38
           (D) Nonelective Contributions                      38
      14.07    ANNUAL ELECTIVE DEFERRAL LIMITATION            38
           (A) Annual Elective Deferral Limitation            38
           (B) Allocable Income                               39
      14.08    ANNUAL DEFERRAL PERCENTAGE ADP TEST            39
           (A) Calculation of ACP                             39
           (B) Special Aggregation Rule for Highly
               Compensated Employees                          39
           (C) Aggregation of Certain Plans                   39
           (D) Characterization of Excess Contributions       40
           (E) Distribution of Excess Contributions           40
           (F) Allocable Income                               40
      14.09 NONDISCRIMINATORY RULES FOR EMPLOYER MATCHING
            CONTRIBUTIONS/PARTICIPANT NONDEDUCTIBLE
            CONTRIBUTIONS                                     40
           (A) Calculation of ACP                             40
           (B) Special Aggregation Rule for Highly
               Compensated Employees                          41
           (C) Aggregation of Certain Plans                   41
           (D) Distribution of Excess Aggregate Contributions 41
           (E) Allocable Income                               41
           (F) Characterization of Excess Aggregate
               Contributions                                  41
      14.10    MULTIPLE USE LIMITATION                        41
      14.11    DISTRIBUTION RESTRICTIONS                      42
           (A) Hardship Distributions from Deferral
               Contributions Account                          42
(1)   Definition of Hardship                                  42
(2)   Restrictions                                            42
(3)   Earnings                                                42
(B)   Distributions After Separation of Service               42
(C)   Correction of Annual Additions Limitation               42
14.12 SPECIAL ALLOCATION RULES                                42

ARTICLE A - APPENDIX TO PLAN AND TRUST AGREEMENT              43
A-1.  APPLICATIONS                                            43
A-2.  DEFINITIONS                                             43

ARTICLE B - APPENDIX TO BASIC PLAN DOCUMENT                   43

ARTICLE C - APPENDIX TO BASIC PLAN DOCUMENT                   43

ARTICLE D - APPENDIX TO BASIC PLAN DOCUMENT                   44


                          ARTICLE II
                     EMPLOYEE PARTICIPANTS

     2.01 ELIGIBILITY. Each Employee becomes a Participant in the Plan in accordance with the participation option selected by the Employer in its Adoption Agreement. If this Plan is a restated Plan, each Employee who was a Participant in the Plan on the day before the Effective Date continues as a Participant in the Plan, irrespective of whether he satisfies the participation conditions in the restated Plan, unless otherwise provided in the Employer's Adoption Agreement.

      2.02 YEAR OF SERVICE - PARTICIPATION. For purposes of an Employee's participation in the Plan under Adoption Agreement
Section 2.01, the Plan takes into account all of his Years of Service with the Employer, except as provided in Section 2.03. "Year of Service" means an eligibility computation period during which the Employee completes not less than the number of Hours of Service specified in the Employer's Adoption Agreement. The initial eligibility computation period is the first 12
consecutive   month   period   measured   from   the   Employment
Commencement Date. The Plan measures succeeding eligibility computation periods in accordance with the option selected by the Employer in its Adoption Agreement. If the Employer elects to measure subsequent periods on a Plan Year basis, an Employee who receives credit for the required number of Hours of Service during the initial eligibility computation period and during the first applicable Plan Year will receive credit for two Years of Service under Article II. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer. If the Employer elects a service condition under Adoption Agreement Section 2.01 based on months, the Plan does not apply any Hour of Service requirement after the completion of the first Hour of Service.

      2.03 BREAK IN SERVICE - PARTICIPATION. An Employee incurs a "Break in Service" if during any 12 consecutive month period he does not complete more than 500 Hours of Service with the Employer. The "12 consecutive month period" under this Section
2.03 is the same 12 consecutive month period for which the Plan measures "Years of Service" under Section 2.02.

(A) 2-year Eligibility. If the Employer elects a 2 years of service condition for eligibility purposes under Adoption Agreement Section 2.01, the Plan treats an Employee who incurs a one year Break in Service and who has never become a Participant as a new Employee on the date he first performs an Hour of Service for the Employer after the Break in Service.

(B) Suspension of Years of Service. The Employer must elect in its Adoption Agreement whether a Participant will incur a suspension of Years of Service after incurring a one year Break in Service. If this rule applies under the Employer's Plan, the Plan disregards a Participant's Years of Service (as defined in
Section  2.02)  earned  prior to a Break  in  Service  until  the
Participant completes another Year of Service and the Plan suspends the Participant's participation in the Plan. If the Participant completes a Year of Service following his Break in Service, the Plan restores that Participant's pre-Break Years of Service (and the Participant resumes active participation in the
Plan) retroactively to the first day of the computation period in which the Participant earns the first post-Break Year of Service. The initial computation period under this Section 2.03(B) is the 12 consecutive month period measured from the date the Participant first receives credit for an Hour of Service following the one year Break in Service period. The Plan measures any subsequent periods, if necessary, in a manner consistent with the computation period selection in Adoption Agreement Section
2.02. This Section 2.03(B) does not affect a Participant's vesting credit under Article V and, during a suspension period, the Participant's Account continues to share fully in Trust Fund allocations under Section 9.11. Furthermore, this Section 2.03(B) will not result in the restoration of any Year of Service disregarded under the Break in Service rule of Section 2.03(A).

      2.04 PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment with the Employer terminates will re-enter the Plan as a Participant on the date of his re-employment, subject to the Break in Service rule, if applicable, under Section 2.03(B). An Employee who satisfies the Plan's eligibility conditions but who terminates employment with the Employer prior to becoming a Participant will become a Participant on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his re-employment, subject to the Break in Service rule, if applicable, under Section 2.03(B). Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with Adoption Agreement Section 2.01.

      2.05 CHANGE IN EMPLOYEE STATUS. If a Participant has not incurred a Separation from Service but ceases to be eligible to participate in the Plan, by reason of employment within an employment classification excluded by the Employer under Adoption Agreement Section 1.07, the Advisory Committee must treat the Participant as an Excluded Employee during the period such a Participant is subject to the Adoption Agreement exclusion. The Advisory Committee determines a Participant's sharing in the allocation of Employer contributions and Participant forfeitures, if applicable, by disregarding his Compensation paid by the Employer for services rendered in his capacity as an Excluded Employee. However, during such period of exclusion, the Participant, without regard to employment classification, continues to receive credit for vesting under Article V for each included Year of Service and the Participant's Account continues to share fully in Trust Fund allocations under Section 9.11.

      If an Excluded Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of
Section 2.01 and would have been a Participant had he not been an Excluded Employee during his period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Service with the Employer as an Excluded Employee for purposes of vesting credit under Article V.

      2.06 ELECTION NOT TO PARTICIPATE. If the Employer's Plan is
a  Standardized  Plan,  the Plan does  not  permit  an  otherwise eligible Employee nor any Participant to elect not to participate in  the  Plan. If the Employer's Plan is a Nonstandardized  Plan,
the  Employer must specify in its Adoption  Agreement whether  an
Employee eligible to participate, or any present Participant, may elect  not  to  participate in the Plan. For an  election  to  be effective for a particular Plan Year, the Employee or Participant must file the election in writing with the Plan Administrator not
later   than  the  time  specified  in  the  Employer's  Adoption
Agreement.  The  Employer may not make a contribution  under  the
Plan  for  the Employee or for the Participant for the Plan  Year
for  which the election is effective, nor for any succeeding Plan
Year, unless the Employee or Participant re-elects to participate in the Plan. After an Employee's or Participant's election not to participate  has been effective for at least the  minimum  period prescribed by the Employer's Adoption Agreement, the Employee  or
Participant may re-elect to participate in the Plan for any  Plan
Year  and  subsequent Plan Years. An Employee or Participant  may re-elect  to  participate in the Plan by filing his  election  in writing  with  the  Plan Administrator not later  than  the  time specified  in the Employer's Adoption Agreement. An  Employee  or
Participant who re-elects to participate may again elect  not  to
participate   only  as  permitted  in  the  Employer's   Adoption
Agreement.  If  an  Employee is a Self-Employed  Individual,  the
Employee's election (except as permitted by Treasury regulations without creating a Code Section 401(k) arrangement with respect to that Self-Employed Individual) must be effective no later than the date the Employee first would become a Participant in the Plan and the election is irrevocable. The Plan Administrator must furnish an Employee or a Participant any form required for purposes of an election under this Section 2.06. An election timely filed is effective for the entire Plan Year.

      A Participant who elects not to participate may not receive a distribution of his Accrued Benefit attributable either to Employer or to Participant contributions except as provided under
Article IV or under Article VI. However, for each Plan Year for which a Participant's election not to participate is effective, the Participant's Account, if any, continues to share in Trust Fund allocations under Article IX. Furthermore, the Employee or the Participant receives vesting credit under Article V for each included Year of Service during the period the election not to participate is effective.

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                          ARTICLE III
            EMPLOYER CONTRIBUTIONS AND FORFEITURES

Part  1.   Amount of Employer Contributions and Plan Allocations:
Sections 3.01 through 3.06

     3.01 AMOUNT. For each Plan Year, the Employer contributes to the Trust the amount determined by application of the contribution option selected by the Employer in its Adoption Agreement. The Employer may not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' Maximum Permissible Amounts.

      The Employer contributes to this Plan on the condition  its contribution  is  not due to a mistake of fact  and  the  Revenue
Service will not disallow the deduction for its contribution. The
Trustee,  upon written request from the Employer, must return  to the  Employer the amount of the Employer's contribution  made  by the  Employer by mistake of fact or the amount of the  Employer's contribution  disallowed  as a deduction  under  Code  Section 404.  The
Trustee   will   not  return  any  portion  of   the   Employer's
contribution under the provisions of this paragraph more than one year after:

     (a)   The Employer made the contribution by mistake of fact;
     or

     (b) The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

      The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

      3.02 DETERMINATION OF CONTRIBUTION. The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of the Plan.

      3.03 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments without interest. The Employer must make its contribution to the Plan within the time prescribed by the Code or applicable Treasury regulations. Subject to the consent of the Trustee, the Employer may make its contribution in property rather than in cash, provided the contribution of property is not a prohibited transaction under the Code or under ERISA.

     3.04 CONTRIBUTION ALLOCATION.
(A) Method of Allocation. The Employer must specify in its Adoption Agreement the manner of allocating each annual Employer contribution to this Trust.

(B) Top Heavy Minimum Allocation. The Plan must comply with the provisions of this Section 3.04(B), subject to the elections in the Employer's Adoption Agreement.

      (1) Top Heavy Minimum Allocation Under Standardized Plan. Subject to the Employer's election under Section 3.04(B)(3), the top heavy minimum allocation requirement applies to a Standardized Plan for each Plan Year, irrespective of whether the Plan is top heavy.

                (a) Each Participant employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year. The Employer may elect in Section 3.04 of its Adoption Agreement to apply this paragraph (a) only to a Participant who is a Non-Key Employee.

               (b) Subject to any overriding elections in Section
          3.18 of the Employer's Adoption Agreement, the top heavy minimum allocation is the lesser of 3% of the Participant's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Participant for the Plan Year. However, if the Employee participates in Paired Plans, the top heavy minimum allocation is 3% of his Compensation. If, under Adoption Agreement Section 3.04, the Employer elects to apply paragraph (a) only to a Participant who is a Non-Key Employee, the Advisory Committee will determine the "highest contribution rate" described in the first sentence of this paragraph (b) by reference only to the contribution rates of Participants who are Key Employees for the Plan Year.

     (2) Top Heavy Minimum Allocation Under Nonstandardized Plan. The top heavy minimum allocation requirement applies to a Nonstandardized Plan only in Plan Years for which the Plan is top heavy. Except as provided in the Employer's Adoption Agreement, if the Plan is top heavy in any Plan Year:

               (a) Each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year, irrespective of whether he satisfies the Hours of Service condition under Section 3.06 of the Employer's Adoption Agreement; and

               (b) The top heavy minimum allocation is the lesser
          of  3%  of the Non-Key Employee's Compensation for  the
          Plan Year or the highest contribution rate for the Plan
          Year made on behalf of any Key Employee. However, if  a
          defined  benefit plan maintained by the Employer  which
          benefits a Key Employee depends on this Plan to satisfy
          the antidiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan),  the top heavy minimum allocation is 3%  of  the
          Non-Key  Employee's  Compensation  regardless  of   the
          contribution rate for the Key Employees.

      (3) Special Election for Standardized Code Section 401(k) Plan. If the Employer's Plan is a Standardized Code Section 401(k) Plan, the Employer may elect in Adoption Agreement Section 3.04 to apply the top heavy minimum allocation requirements of Section
3.04(B)(1) only for Plan Years in which the Plan actually is a top heavy plan.

      (4)   Special  Definitions. For purposes  of  this  Section
3.04(B), the term "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his Compensation level or because of his failure to make elective deferrals under a Code Section 401(k) arrangement or because of his failure to make mandatory contributions. For purposes of subparagraph (1)(b) or (2)(b), "Compensation" means
Compensation as defined in Section 1.12, except Compensation does not include elective contributions, irrespective of whether the Employer has elected to include these amounts in Section 1.12 of its Adoption Agreement, any exclusion selected in Section 1.12 of the Adoption Agreement (other than the exclusion of elective contributions) does not apply, and any modification to the definition of Compensation in Section 3.06 does not apply.

      (5)   Determining Contribution Rates. For purposes of  this
Section 3.04(B), a Participant's contribution rate is the sum  of all  Employer contributions (not including Employer contributions
to   Social   Security)   and  forfeitures   allocated   to   the
Participant's   Account  for  the  Plan  Year  divided   by   his
Compensation for the entire Plan Year. However, for  purposes  of satisfying a Participant's top heavy minimum allocation  in  Plan
Years  beginning  after  December  31,  1988,  the  Participant's contribution  rate  does  not include any elective  contributions under  a  Code  Section 401(k)  arrangement nor  any  Employer  matching
contributions   allocated  on  the  basis   of   those   elective
contributions or on the basis of employee contributions, except a
Nonstandardized  Plan  may include in the contribution  rate  any
matching    contributions   not   necessary   to   satisfy    the
nondiscrimination  requirements  of  Code  Section 401(k)  or  of   Code
Section 401(m).

      If the Employee is a Participant in Paired Plans, the Advisory Committee will consider the Paired Plans as a single
Plan to determine a Participant's contribution rate and to determine whether the Plans satisfy this top heavy minimum allocation requirement. To determine a Participant's contribution rate under a Nonstandardized Plan, the Advisory Committee must treat all qualified top heavy defined contribution plans maintained by the Employer (or by any related Employers described in Section 1.30) as a single plan.

      (6) No Allocations. If, for a Plan Year, there are no allocations of Employer contributions or forfeitures for any Participant (for purposes of Section 3.04 (B)(1)(b)) or for any Key Employee (for purposes of Section 3.04(B)(2)(b)), the Plan does not require any top heavy minimum allocation for the Plan Year, unless a top heavy minimum allocation applies because of the maintenance by the Employer of more than one plan.

      (7) Election of Method. The Employer must specify in its Adoption Agreement the manner in which the Plan will satisfy the top heavy minimum allocation requirement.
     (a) If the Employer elects to make any necessary additional contribution to this Plan, the Advisory Committee first will allocate the Employer contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the provisions of Adoption Agreement Section 3.04. The Employer then will contribute an additional amount for the Account of any Participant entitled under this Section
     3.04(B) to a top heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under paragraph (5), is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top heavy minimum allocation. The Advisory Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.
     (b) If the Employer elects to guarantee the top heavy minimum allocation under another plan, this Plan does not provide the top heavy minimum allocation and the Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) under the Plan solely in accordance with the allocation method selected under Adoption Agreement Section 3.04.

      3.05 FORFEITURE ALLOCATION. The amount of a Participant's Accrued Benefit forfeited under the Plan is a Participant forfeiture. The Advisory Committee will allocate Participant forfeitures in the manner specified by the Employer in its Adoption Agreement. The Advisory Committee will continue to hold the undistributed, non-vested portion of a terminated Participant's Accrued Benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in
Section  5.09  or  if  applicable, until the  time  specified  in
Section 9.14. Except as provided under Section 5.04, a Participant will not share in the allocation of a forfeiture of any portion of his Accrued Benefit.

      3.06 ACCRUAL OF BENEFIT. The Advisory Committee will determine the accrual of benefit (Employer contributions and Participant forfeitures) on the basis of the Plan Year in
accordance   with  the  Employer's  elections  in  its   Adoption
Agreement.

(A) Compensation Taken Into Account. The Employer must specify in its Adoption Agreement the Compensation the Advisory Committee is to take into account in allocating an Employer contribution to a Participant's Account for the Plan Year in which the Employee first becomes a Participant. For all other Plan Years, the Advisory Committee will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant. The Advisory Committee must take into account the Employee's entire Compensation for the Plan Year to determine whether the Plan satisfies the top heavy minimum allocation requirement of Section 3.04(B). The Employer, in an addendum to its Adoption Agreement numbered 3.06(A), may elect to measure Compensation for the Plan Year for allocation purposes on the basis of a specified period other than the Plan Year.

(B) Hours of Service Requirement. Subject to the applicable minimum allocation requirement of Section 3.04, the Advisory
Committee will not allocate any portion of an Employer contribution for a Plan Year to any Participant's Account if the Participant does not complete the applicable minimum Hours of Service requirement specified in the Employer's Adoption Agreement.

(C) Employment Requirement. If the Employer's Plan is a Standardized Plan, a Participant who, during a particular Plan Year, completes the accrual requirements of Adoption Agreement
Section 3.06 will share in the allocation of Employer contributions for that Plan Year without regard to whether he is employed by the Employer on the Accounting Date of that Plan Year. If the Employer's Plan is a Nonstandardized Plan, the
Employer must specify in its Adoption Agreement whether the Participant will accrue a benefit if he is not employed by the
Employer on the Accounting Date of the Plan Year. If the Employer's Plan is a money purchase plan or a target benefit plan, whether Nonstandardized or Standardized, the Plan conditions benefit accrual on employment with the Employer on the last day of the Plan Year for the Plan Year in which the Employer terminates the Plan.

(D) Other Requirements. If the Employer's Adoption Agreement includes options for other requirements affecting the Participant's accrual of benefits under the Plan, the Advisory Committee will apply this Section 3.06 in accordance with the Employer's Adoption Agreement selections.

(E) Suspension of Accrual Requirements Under Nonstandardized Plan. If the Employer's Plan is a Nonstandardized Plan, the Employer may elect in its Adoption Agreement to suspend the accrual requirements elected under Adoption Agreement Section
3.06 if, for any Plan Year beginning after December 31, 1989, the Plan fails to satisfy the Participation Test or the Coverage Test. A Plan satisfies the Participation Test if, on each day of the Plan Year, the number of Employees who benefit under the Plan is at least equal to the lesser of 50 or 40% of the total number of Includible Employees as of such day. A Plan satisfies the Coverage Test if, on the last day of each quarter of the Plan Year, the number of Nonhighly Compensated Employees who benefit under the Plan is at least equal to 70% of the total number of Includible Nonhighly Compensated Employees as of such day. "Includible" Employees are all Employees other than: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion under Adoption Agreement
Section 1.07 or by reason of the participation requirements of Sections 2.01 and 2.03; and (2) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year. A "Nonhighly Compensated Employee" is an Employee who is not a Highly Compensated Employee and who is not a family member aggregated with a Highly Compensated Employee pursuant to Section
1.09 of the Plan.


      For purposes of the Participation Test and the Coverage Test, an Employee is benefiting under the Plan on a particular date if, under Adoption Agreement Section 3.04, he is entitled to an allocation for the Plan Year. Under the Participation Test, when determining whether an Employee is entitled to an allocation under Adoption Agreement Section 3.04, the Advisory Committee will disregard any allocation required solely by reason of the top heavy minimum allocation, unless the top heavy minimum allocation is the only allocation made under the Plan for the Plan Year.

      If  this  Section  3.06(E) applies for  a  Plan  Year,  the
Advisory Committee will suspend the accrual requirements for  the
Includible  Employees who are Participants, beginning first  with the Includible Employee(s) employed with the Employer on the last day  of  the Plan Year, then the Includible Employee(s) who  have the  latest  Separation from Service during the  Plan  Year,  and
continuing   to   suspend  in  descending   order   the   accrual
requirements for each Includible Employee who incurred an earlier
Separation  from  Service,  from  the  latest  to  the   earliest
Separation from Service date, until the Plan satisfies  both  the
Participation  Test and the Coverage Test for the Plan  Year.  If
two  or  more Includible Employees have a Separation from Service on  the same day, the Advisory Committee will suspend the accrual requirements  for all such Includible Employees, irrespective  of whether  the  Plan  can satisfy the Participation  Test  and  the
Coverage  Test  by  accruing benefits for  fewer  than  all  such
Includible   Employees.  If  the  Plan   suspends   the   accrual
requirements for an Includible Employee, that Employee will share in  the  allocation  of  Employer contributions  and  Participant forfeitures,  if any, without regard to the number  of  Hours  of
Service  he  has earned for the Plan Year and without  regard  to whether  he  is employed by the Employer on the last day  of  the
Plan  Year.  If  the  Employer's Plan includes Employer  matching contributions subject to Code Section 401(m), this suspension of accrual requirements applies separately to the Code Section 401(m) portion of the Plan, and the Advisory Committee will treat an Employee as benefiting  under that portion of the Plan if he is  an  Eligible
Employee for purposes of the Code Section 401(m) nondiscrimination test. The Employer may modify the operation of this Section 3.06(E) by
electing  appropriate  modifications  in  Section  3.06  of   its
Adoption Agreement.

Part 2. Limitations On Allocations: Sections 3.07 through 3.19

     [Note: Sections 3.07 through 3.10 apply only to Participants in this Plan who do not participate, and who have never participated, in another qualified plan or in a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer.]

      3.07 The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.10) to the Participant's Account, the Advisory Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Advisory Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

      3.08 Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Advisory Committee may
determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years.

      3.09 As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

      3.10 If, pursuant to Section 3.09, or because of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, the Advisory Committee will dispose of such Excess Amount as follows:

     (a) The Advisory Committee will return any nondeductible voluntary Employee contributions to the Participant to the extent the return would reduce the Excess Amount.

     (b) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Advisory Committee will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. If the Employer's Plan is a profit sharing plan, the Participant may elect to limit his Compensation for allocation purposes to the extent necessary to reduce his allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

     (c) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Advisory Committee will hold the Excess Amount unallocated in a suspense account. The Advisory Committee will apply the suspense account to reduce Employer Contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Employer nor any Employee may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this paragraph (c).

     (d)   The Advisory Committee will not distribute any  Excess
     Amount(s) to Participants or to former Participants.

     [Note: Sections 3.11 through 3.16 apply only to Participants who, in addition to this Plan, participate in one or more plans
(including Paired Plans), all of which are qualified Master or Prototype defined contribution plans or welfare benefit funds (as defined in Code Section 419(e)) maintained by the Employer during the Limitation Year.]

      3.11 The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's Accounts for the same Limitation Year under this Plan and such other defined contribution plan. If the amount the Employer otherwise would contribute to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the Employer will reduce the amount of its contribution so the Annual Additions under all such plans for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.10) to the Participant's Account, the Advisory Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Advisory Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

      3.12 Prior to the determination of the Participant's actual Compensation for the Limitation Year, the Advisory Committee may determine the amounts referred to in 3.11 above on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee will make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contribution (including allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years.

      3.13 As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the amounts referred to in 3.11 on the basis of the Participant's actual Compensation for such Limitation Year.

      3.14 If pursuant to Section 3.13, or because of the allocation of forfeitures, a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount will consist of the Amounts last allocated. The Advisory Committee will determine the Amounts last allocated by treating the Annual Additions attributable to a welfare benefit fund as allocated first, irrespective of the actual allocation date under the welfare benefit fund.

     3.15 The Employer must specify in its Adoption Agreement the Excess Amount attributed to this Plan, if the Advisory Committee allocates an Excess Amount to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan.

      3.16  The  Advisory Committee will dispose  of  any  Excess
Amounts attributed to this Plan as provided in Section 3.10.

      [Note: Section 3.17 applies only to Participants who, in addition to this Plan, participate in one or more qualified plans which are qualified defined contribution plans other than a Master or Prototype plan maintained by the Employer during the Limitation Year.]


      3.17 SPECIAL ALLOCATION LIMITATION. The amount of Annual Additions which the Advisory Committee may allocate under this Plan on behalf of any Participant are limited in accordance with the provisions of Section 3.11 through 3.16, as though the other plan were a Master or Prototype plan, unless the Employer provides other limitations in an addendum to the Adoption Agreement, numbered Section 3.17.


      3.18  DEFINED  BENEFIT PLAN LIMITATION.   If  the  Employer
maintains a defined benefit plan, or has ever maintained a defined benefit plan which the Employer has terminated, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Participant for any Limitation
Year  must not exceed 1.0. The Employer must provide in  Adoption
Agreement Section 3.18 the manner in which the Plan will satisfy this limitation. The Employer also must provide in its Adoption
Agreement Section 3.18 the manner in which the Plan will satisfy the top heavy requirements of Code Section 416 after taking into account the existence (or prior maintenance) of the defined benefit plan.

     3.19 DEFINITIONS - ARTICLE III. For purposes of Article III, the following terms mean:

     (a) "Annual Addition" - The sum of the following amounts allocated on behalf of a Participant for a Limitation Year, of (i) all Employer contributions; (ii) all forfeitures; and
     (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m) and excess deferrals described in Code Section 402(g), irrespective of whether the plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 3.10. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a defined
     benefit   plan  maintained  by  the  Employer   are   Annual
     Additions.    Furthermore,    Annual    Additions    include
     contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable
     to   post-retirement  medical  benefits  allocated  to   the
     separate  account  of  a key employee (as  defined  in  Code
     Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer.

     (b) "Compensation" - For purposes of applying the limitations of Part 2 of this Article III, "Compensation" means Compensation as defined in Section 1.12, except Compensation does not include elective contributions, irrespective of whether the Employer has elected to include these amounts as Compensation under Section 1.12 of its Adoption Agreement, and any exclusion selected in Section
     1.12 of the Adoption Agreement (other than the exclusion of elective contributions) does not apply.

     (c) "Employer" - The Employer that adopts this Plan and any related employers described in Section 1.30. Solely for purposes of applying the limitations of Part 2 of this
     Article III, the Advisory Committee will determine related employers described in Section 1.30 by modifying Code ''414(b) and (c) in accordance with Code Section 415(h).

     (d)   "Excess  Amount"  - The excess  of  the  Participant's
     Annual  Additions for the Limitation Year over  the  Maximum
     Permissible Amount.

     (e) "Limitation Year" - The period selected by the Employer under Adoption Agreement Section 1.17. All qualified plans of the Employer must use the same Limitation Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

     (f) "Master or Prototype Plan" - A plan the form of which is the subject of a favorable notification letter or a favorable opinion letter from the Internal Revenue Service.

     (g)   "Maximum  Permissible Amount"  -  The  lesser  of  (i)
     $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation under Code Section 415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Advisory Committee will multiply the $30,000 (or adjusted) limitation by the following fraction:

         Number of months in the short Limitation Year
                               12

     (h)   "Defined contribution plan" - A retirement plan  which
     provides for an individual account for each participant  and for  benefits based solely on the amount contributed to  the participant's account, and any income, expenses,  gains  and
     losses,   and   any   forfeitures  of  accounts   of   other
     participants   which   the  plan  may   allocate   to   such
     participant's account. The Advisory Committee must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of the limitations of Part 2 of this Article III, the Advisory Committee will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Advisory Committee also will treat as a defined contribution plan an individual medical account (as defined in Code Section 415(l)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee
     (as defined in Code Section 419A(d)(3)).

     (i) "Defined benefit plan" - A retirement plan which does not provide for individual accounts for Employer contributions. The Advisory Committee must treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan.

[Note: The definitions in paragraphs (j), (k) and (l) apply only if the limitation described in Section 3.18 applies to the Employer's Plan.]

     (j)  "Defined benefit plan fraction" -

      Projected annual benefit of the Participant under the defined] benefit plan(s)
The lesser of (i) 125% (subject to the "100% limitation" in para graph (l)) of the dollar limitation in effect under Code Section 415(b)(1)(A) for the Li limitation Year, or (ii) 140% of the Participant's average Compensation for his high three (3) consecutive Years of Service

           To determine the denominator of this fraction, the Advisory Committee will make any adjustment required under Code Section 415(b) and will determine a Year of Service, unless otherwise provided in an addendum to Adoption Agreement
     Section 3.18, as a Plan Year in which the Employee completed at least 1,000 Hours of Service. The "projected annual benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age (or current age, if later) as stated in the defined benefit plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current
     Limitation Year for all future Limitation Years.

           Current  Accrued  Benefit. If the Participant  accrued
     benefits in one or more defined benefit plans maintained  by the  Employer  which were in existence on May 6,  1986,  the dollar  limitation used in the denominator of this  fraction will  not  be  less than the Participant's  Current  Accrued
     Benefit. A Participant's Current Accrued Benefit is the  sum
     of  the  annual  benefits under such defined  benefit  plans which the Participant had accrued as of the end of the  1986
     Limitation  Year (the last Limitation Year beginning  before
     January 1, 1987), determined without regard to any change in the  terms or conditions of the Plan made after May 5, 1986,
     and   without  regard  to  any  cost  of  living  adjustment
     occurring after May 5, 1986. This Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect at the end of the 1986 Limitation Year.

     (k) "Defined contribution plan fraction" -

The sum, as of the close of the Limitation Year, of the Annual A additions to the Participant's Account under the defined contributions tion plan(s)
   The sum of the lesser of the following amounts determined for the Limitation Year and for each prior Year of Service with the Employer:(i) 125%
(subject to the "100% limitation" in paragraph (l)) of the dollar limitation in effect under Code Section 415(c)(1)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plan
s), or
(ii) 35% of the Participant's Compensation for the Limitation Ye ar

           For  purposes of determining the defined  contribution
     plan  fraction,  the Advisory Committee will  not  recompute
     Annual  Additions  in Limitation Years  beginning  prior  to
     January  1,  1987,  to treat all Employee  contributions  as
     Annual Additions. If the Plan satisfied Code Section 415 for Limitation Years beginning prior to January 1, 1987, the
     Advisory Committee will redetermine the defined contribution plan  fraction and the defined benefit plan fraction  as  of the end of the 1986 Limitation Year, in accordance with this
     Section  3.19.  If  the  sum of the  redetermined  fractions
     exceeds   1.0,   the   Advisory  Committee   will   subtract
     permanently  from the numerator of the defined  contribution plan  fraction  an amount equal to the product  of  (1)  the excess  of the sum of the fractions over 1.0, times (2)  the denominator  of the defined contribution plan  fraction.  In making the adjustment, the Advisory Committee must disregard any accrued benefit under the defined benefit plan which  is
     in   excess  of  the  Current  Accrued  Benefit.  This  Plan
     continues   any   transitional  rules  applicable   to   the
     determination  of  the  defined contribution  plan  fraction under  the  Employer's  Plan as  of  the  end  of  the  1986
     Limitation Year.

     (l)  "100% limitation." If the 100% limitation applies,  the
     Advisory  Committee  must determine the denominator  of  the defined  benefit  plan fraction and the denominator  of  the defined contribution plan fraction by substituting 100%  for
     125%.  If  the Employer's Plan is a Standardized  Plan,  the
     100% limitation applies in all Limitation Years, subject  to any override provisions under Section 3.18 of the Employer's
     Adoption  Agreement.  If  the Employer  overrides  the  100%
     limitation under a Standardized Plan, the Employer must specify in its Adoption Agreement the manner in which the Plan satisfies the extra minimum benefit requirement of Code
     Section 416(h) and the 100% limitation must continue to apply if the Plan's top heavy ratio exceeds 90%. If the Employer's
     Plan is a Nonstandardized Plan, the 100% limitation applies only if: (i) the Plan's top heavy ratio exceeds 90%; or (ii) the Plan's top heavy ratio is greater than 60%, and the Employer does not elect in its Adoption Agreement Section
     3.18  to  provide extra minimum benefits which satisfy  Code
     Section 416(h)(2).

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                          ARTICLE IV
                   PARTICIPANT CONTRIBUTIONS


     4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. This Plan does not  permit  Participant nondeductible contributions  unless  the
Employer maintains its Plan under a Code Section 401(k) Adoption Agreement. If the Employer does not maintain its Plan under a
Code Section 401(k) Adoption Agreement and, prior to the adoption of this Master Plan, the Plan accepted Participant nondeductible contributions for a Plan Year beginning after December 31,  1986,
those  contributions  must  satisfy  the  requirements  of   Code
Section 401(m).   This  Section  4.01  does  not  prohibit  the   Plan's
acceptance of Participant nondeductible contributions prior to the first Plan Year commencing after the Plan Year in which the Employer adopts this Master Plan.

      4.02 PARTICIPANT DEDUCTIBLE CONTRIBUTIONS. A qualified Plan may not accept Participant deductible contributions after April 15, 1987. If the Employer's Plan includes Participant deductible contributions ("DECs") made prior to April 16, 1987, the Advisory Committee must maintain a separate accounting for the Participant's Accrued Benefit attributable to DECs, including DECs which are part of a rollover contribution described in
Section 4.03. The Advisory Committee will treat the accumulated DECs as part of the Participant's Accrued Benefit for all purposes of the Plan, except for purposes of determining the top heavy ratio under Section 1.33. The Advisory Committee may not use DECs to purchase life insurance on the Participant's behalf.

      4.03 PARTICIPANT ROLLOVER CONTRIBUTIONS. Any Participant, with the Employer's written consent and after filing with the Trustee the form prescribed by the Advisory Committee, may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a "rollover contribution" which the Code permits an employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a rollover contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan. A rollover contribution is not an Annual Addition under Part 2 of
Article III.

      The Trustee will invest the rollover contribution in a segregated investment Account for the Participant's sole benefit unless the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee designation), in its sole discretion, agrees to invest the rollover contribution as part of the Trust Fund. The Trustee will not have any investment responsibility with respect to a Participant's segregated rollover Account. The Participant, however, from time to time, may direct the Trustee in writing as to the investment of his segregated rollover Account in property, or property interests, of any kind, real, personal or mixed; provided however, the Participant may not direct the Trustee to make loans to his Employer. A Participant's segregated rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Accounting Date (or other valuation date) for each Plan Year, the Advisory Committee will allocate and credit the net income (or net loss) from a Participant's segregated rollover Account and the increase or decrease in the fair market value of the assets of a segregated rollover Account solely to that Account. The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, by reason of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer and distribute a rollover contribution in the same manner as any Employer contribution made to the Trust.

      An eligible Employee, prior to satisfying the Plan's eligibility conditions, may make a rollover contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a rollover contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Advisory Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Separation from Service prior to becoming a Participant, the Trustee will distribute his rollover contribution Account to him as if it were an Employer contribution Account.

       4.04 PARTICIPANT CONTRIBUTION - FORFEITABILITY. A Participant's Accrued Benefit is, at all times, 100% Nonforfeitable to the extent the value of his Accrued Benefit is derived from his Participant contributions described in this
Article IV.

      4.05 PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION. A Participant, by giving prior written notice to the Trustee, may withdraw all or any part of the value of his Accrued Benefit derived from his Participant contributions described in this
Article IV. A distribution of Participant contributions must comply with the joint and survivor requirements described in
Article VI, if those requirements apply to the Participant. A Participant may not exercise his right to withdraw the value of his Accrued Benefit derived from his Participant contributions more than once during any Plan Year. The Trustee, in accordance with the direction of the Advisory Committee, will distribute a Participant's unwithdrawn Accrued Benefit attributable to his Participant contributions in accordance with the provisions of
Article VI applicable to the distribution of the Participant's Nonforfeitable Accrued Benefit.

       4.06 PARTICIPANT CONTRIBUTION - ACCRUED BENEFIT. The Advisory Committee must maintain a separate Account(s) in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan derived from his Participant contributions. A Participant's Accrued Benefit derived from his Participant contributions as of any applicable date is the balance of his separate Participant contribution Account(s).

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                           ARTICLE V
         TERMINATION OF SERVICE - PARTICIPANT VESTING

     5.01 NORMAL RETIREMENT AGE. The Employer must define Normal Retirement Age in its Adoption Agreement. A Participant's Accrued Benefit derived from Employer contributions is 100% Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date).

     5.02 PARTICIPANT DISABILITY OR DEATH. The Employer may elect in its Adoption Agreement to provide a Participant's Accrued Benefit derived from Employer contributions will be 100% Nonforfeitable if the Participant's Separation from Service is a result of his death or his disability.

      5.03 VESTING SCHEDULE. Except as provided in Sections  5.01
and   5.02,   for   each   Year  of  Service,   a   Participant's
Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions equals the percentage in the vesting schedule completed by the Employer in its Adoption Agreement.
(A) Election of Special Vesting Formula. If the Trustee makes a distribution (other than a cash-out distribution described in
Section   5.04)  to  a  partially-vested  Participant,  and   the
Participant has not incurred a Forfeiture Break in Service at the relevant time, the Advisory Committee will establish a separate Account for the Participant's Accrued Benefit. At any relevant time following the distribution, the Advisory Committee will
determine   the  Participant's  Nonforfeitable  Accrued   Benefit
derived from Employer contributions in accordance with the following formula: P(AB + (R x D)) - (R x D).
      To  apply  this  formula, "P" is the Participant's  current
vesting   percentage  at  the  relevant   time,   "AB"   is   the
Participant's Employer-derived Accrued Benefit at the relevant time, "R" is the ratio of "AB" to the Participant's Employer-
derived   Accrued  Benefit  immediately  following  the   earlier
distribution and "D" is the amount of the earlier distribution. If, under a restated Plan, the Plan has made distribution to a partially-vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant's remaining Account. The Employer, in an addendum to its Adoption Agreement, numbered Section 5.03, may elect to modify this formula to read as follows: P(AB + D) - D.
        5.04    CASH-OUT    DISTRIBUTIONS   TO   PARTIALLY-VESTED
PARTICIPANTS/ RESTORATION OF FORFEITED ACCRUED BENEFIT. If, pursuant to Article VI, a partially-vested Participant receives a cash-out distribution before he incurs a Forfeiture Break in Service (as defined in Section 5.08), the cash-out distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Accrued Benefit derived from Employer contributions. See Section 5.09. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under
Section 5.03 is less than 100%. A cash-out distribution is a distribution of the entire present value of the Participant's Nonforfeitable Accrued Benefit.
(A) Restoration and Conditions upon Restoration. A partially-vested Participant who is re-employed by the Employer after
receiving   a   cash-out  distribution  of   the   Nonforfeitable
percentage  of  his  Accrued Benefit may repay  the  Trustee  the amount of the cash-out distribution attributable to Employer contributions, unless the Participant no longer has a right to restoration by reason of the conditions of this Section 5.04(A). If a partially-vested Participant makes the cash-out distribution repayment, the Advisory Committee, subject to the conditions of
this   Section   5.04(A),  must  restore  his   Accrued   Benefit
attributable to Employer contributions to the same dollar amount as the dollar amount of his Accrued Benefit on the Accounting Date, or other valuation date, immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant's Accrued Benefit includes restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Accrued Benefit, in accordance with applicable Treasury regulations. The Advisory Committee will not restore a re-employed Participant's Accrued Benefit under this paragraph if:
     (1) 5 years have elapsed since the Participant's first re-employment date with the Employer following the cash-out distribution; or
     (2) The Participant incurred a Forfeiture Break in Service (as defined in Section 5.08). This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Advisory Committee otherwise would restore.
(B) Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant's Accrued
Benefit   applies,  the  Advisory  Committee  will  restore   the
Participant's Accrued Benefit as of the Plan Year Accounting Date coincident with or immediately following the repayment. To
restore   the   Participant's  Accrued  Benefit,   the   Advisory
Committee,  to  the  extent  necessary,  will  allocate  to   the
Participant's Account:
     (1)   First,  the amount, if any, of Participant forfeitures
     the   Advisory  Committee  would  otherwise  allocate  under
     Section 3.05;
     (2) Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and
     (3) Third, the Employer contribution for the Plan Year to the extent made under a discretionary formula.
      In an addendum to its Adoption Agreement numbered 5.04(B), the Employer may eliminate as a means of restoration any of the amounts described in clauses (1), (2) and (3) or may change the order of priority of these amounts. To the extent the amounts described in clauses (1), (2) and (3) are insufficient to enable the Advisory Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Section 3.01, the additional amount necessary to enable the Advisory Committee to make the required restoration. If, for a particular Plan Year, the Advisory Committee must
restore   the  Accrued  Benefit  of  more  than  one  re-employed
Participant,   then  the  Advisory  Committee   will   make   the
restoration allocations to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Advisory Committee will not take into account any allocation under this Section 5.04 in applying the limitation on allocations under Part 2 of Article III.
(C) 0% Vested Participant. The Employer must specify in its Adoption Agreement whether the deemed cash-out rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Accrued Benefit derived from Employer contributions is entirely forfeitable at the time of his Separation from Service. If the Participant's Account is not entitled to an allocation of Employer contributions for the Plan Year in which he has a Separation from Service, the Advisory Committee will apply the deemed cash-out rule as if the 0% vested Participant received a cash-out distribution on the date of the Participant's Separation from Service. If the Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Separation from Service, the Advisory Committee will apply the deemed cash-out rule as if the 0% vested Participant received a cash-out distribution on the first day of the first Plan Year beginning after his Separation from Service. For purposes of applying the restoration provisions of this Section 5.04, the Advisory Committee will treat the 0% vested Participant as repaying his cash-out "distribution" on the first date of his re-employment with the Employer. If the deemed cash-out rule does not apply to the Employer's Plan, a 0% vested Participant will not incur a forfeiture until he incurs a Forfeiture Break in Service.
      5.05 SEGREGATED ACCOUNT FOR REPAID AMOUNT. Until the Advisory Committee restores the Participant's Accrued Benefit, as described in Section 5.04, the Trustee will invest the cash-out amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee must invest the amount in the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date
the   Advisory  Committee  restores  the  Participant's   Accrued
Benefit, the Participant's segregated Account remains a part of the Trust, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. Unless the repayment qualifies as a rollover contribution, the Advisory Committee will direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's segregated Account if the Advisory Committee determines either of the conditions of Section 5.04(A) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

      5.06 YEAR OF SERVICE - VESTING. For purposes of vesting under Section 5.03, Year of Service means any 12-consecutive month period designated in the Employer's Adoption Agreement during which an Employee completes not less than the number of Hours of Service (not exceeding 1,000) specified in the
Employer's Adoption Agreement. A Year of Service includes any Year of Service earned prior to the Effective Date of the Plan, except as provided in Section 5.08.

      5.07  BREAK  IN  SERVICE - VESTING. For  purposes  of  this
Article V, a Participant incurs a "Break in Service" if during any vesting computation period he does not complete more than 500 Hours of Service. If, pursuant to Section 5.06, the Plan does not require more than 500 Hours of Service to receive credit for a Year of Service, a Participant incurs a Break in Service in a vesting computation period in which he fails to complete a Year of Service.

      5.08 INCLUDED YEARS OF SERVICE - VESTING. For purposes of determining "Years of Service" under Section 5.06, the Plan takes into account all Years of Service an Employee completes with the Employer except:
     (a)   For  the  sole purpose of determining a  Participant's
     Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions which accrued for his benefit prior to a Forfeiture Break in Service, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service. The Participant incurs a
     Forfeiture  Break  in Service when he incurs  5  consecutive
     Breaks in Service.
     (b) The Plan disregards any Year of Service excluded under the Employer's Adoption Agreement.
     The Plan does not apply the Break in Service rule under Code
Section 411(a)(6)(B). Therefore, an Employee need not complete a Year of Service after a Break in Service before the Plan takes into account the Employee's otherwise includible Years of Service under this Article V.

      5.09 FORFEITURE OCCURS. A Participant's forfeiture, if any, of his Accrued Benefit derived from Employer contributions occurs under the Plan on the earlier of:

     (a) The last day of the vesting computation period in which the Participant first incurs a Forfeiture Break in Service;
     or

     (b)    The   date  the  Participant  receives   a   cash-out
     distribution.

      The Advisory Committee determines the percentage of a Participant's Accrued Benefit forfeiture, if any, under this
Section  5.09  solely  by reference to the  vesting  schedule  of
Section 5.03. A Participant does not forfeit any portion of his Accrued Benefit for any other reason or cause except as expressly provided by this Section 5.09 or as provided under Section 9.14.

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                          ARTICLE VI
            TIME AND METHOD OF PAYMENT OF BENEFITS

     6.01 TIME OF PAYMENT OF ACCRUED BENEFIT. Unless, pursuant to
Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment, the Advisory Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500 and the Participant has not attained the later of Normal Retirement Age or age 62. Furthermore, the Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. For all purposes of this Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form. A distribution date under this Article VI, unless otherwise specified within the Plan, is the date or dates the Employer specifies in the Adoption Agreement, or as soon as administratively practicable following that distribution date. For purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any distribution, exceeds $3,500, the Advisory Committee must treat that present value as exceeding $3,500 for purposes of all subsequent Plan distributions to the Participant.

(A) Separation from Service For a Reason Other Than Death.

       (1) Participant's Nonforfeitable Accrued Benefit Not Exceeding $3,500. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum, on the distribution date the Employer specifies in the Adoption Agreement, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age. If the Participant has attained Normal Retirement Age at the time of his Separation from Service, the distribution under this paragraph will occur no later than the 60th day following the close of the Plan Year in which the Participant's Separation from Service occurs.

      (2) Participant's Nonforfeitable Accrued Benefit Exceeds $3,500. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to commence distribution of the Participant's Nonforfeitable Accrued Benefit in a form and at the time elected by the Participant, pursuant to Section 6.03. In the absence of an election by the Participant, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04), on the 60th day following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Age; (b) the Participant attains age 62; or (c) the Participant's Separation from Service.

      (3) Disability. If the Participant's Separation from Service is because of his disability, the Advisory Committee will direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in lump sum, on the distribution date the Employer specifies in the Adoption Agreement, subject to the notice and consent requirements of this Article VI and subject to the applicable mandatory commencement dates described in Paragraphs (1) and (2).

      (4) Hardship. Prior to the time at which the Participant may receive distribution under Paragraphs (1), (2) or (3), the Participant may request a distribution from his Nonforfeitable Accrued Benefit in an amount necessary to satisfy a hardship, if the Employer elects in the Adoption Agreement to permit hardship distributions. Unless the Employer elects otherwise in the Adoption Agreement, a hardship distribution must be on account of any of the following: (a) medical expenses; (b) the purchase (excluding mortgage payments) of the Participant's principal residence; (c) post-secondary education tuition, for the next semester or quarter, for the Participant or for the Participant's spouse, children or dependents; (d) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; (e) funeral expenses of the Participant's family member; or (f) the Participant's disability. A partially-vested Participant may not receive a hardship distribution described in this Paragraph
(A)(4) prior to incurring a Forfeiture Break in Service, unless the hardship distribution is a cash-out distribution (as defined in Article V). The Advisory Committee will direct the Trustee to make the hardship distribution as soon as administratively practicable after the Participant makes a valid request for the hardship distribution.

(B) Required Beginning Date. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is
later  than  the  Participant's  Required  Beginning  Date,   the
Advisory  Committee  instead  must direct  the  Trustee  to  make
distribution  on  the  Participant's  Required  Beginning   Date,
subject  to  the  transitional  election,  if  applicable,  under
Section 6.03(D). A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. However, if the Participant, prior to incurring a Separation from Service, attained age 70 1/2 by January 1, 1988, and, for the five Plan Year period ending in the calendar year in which he attained age 70 1/2 and for all subsequent years, the Participant was not a more than 5% owner, the Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from Service or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than 5% owner. Furthermore, if a Participant who was not a more than 5% owner attained age
70 1/2 during 1988 and did not incur a Separation from Service prior to January 1, 1989, his Required Beginning Date is April 1, 1990.
A mandatory distribution at the Participant's Required Beginning Date will be in lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04) unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

(C) Death of the Participant. The Advisory Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of the Participant's death. Subject to the requirements of
Section 6.04, the Advisory Committee will determine the death benefit by reducing the Participant's Nonforfeitable Accrued
Benefit by any security interest the Plan has against that Nonforfeitable Accrued Benefit by reason of an outstanding Participant loan.

      (1) Deceased Participant's Nonforfeitable Accrued Benefit Does Not Exceed $3,500. The Advisory Committee, subject to the requirements of Section 6.04, must direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit in a single sum, as soon as administratively practicable following the Participant's death or, if later, the date on which the Advisory Committee receives notification of or otherwise confirms the Participant's death.

      (2) Deceased Participant's Nonforfeitable Accrued Benefit Exceeds $3,500. The Advisory Committee will direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant or,  if  applicable by the Beneficiary, as permitted  under  this
Article VI. In the absence of an election, subject to the requirements of Section 6.04, the Advisory Committee will direct the Trustee to distribute the Participant's undistributed
Nonforfeitable Accrued Benefit in a lump sum on the first distribution date following the close of the Plan Year in which the Participant's death occurs or, if later, the first distribution date following the date the Advisory Committee receives notification of or otherwise confirms the Participant's death.

     If the death benefit is payable in full to the Participant's surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 6.01(C), may elect distribution at any time or in any form (other than a joint and survivor annuity) this Article VI would permit for a Participant.


      6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. Subject to the annuity distribution requirements, if any, prescribed by Section 6.04, and any restrictions prescribed by Section 6.03, a Participant or Beneficiary may elect distribution under one, or any combination, of the following methods: (a) by payment in a lump sum; or (b) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary. The Employer may elect in its Adoption Agreement to modify the methods of payment available under this Section 6.02.

      The distribution options permitted under this Section 6.02 are available only if the present value of the Participant Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500. To facilitate installment payments under this Article VI, the Advisory Committee may direct the Trustee to segregate all or any part of the Participant's Accrued Benefit in a separate Account. The Trustee will invest the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. A Participant or Beneficiary may elect to receive an installment distribution in the form of a Nontransferable Annuity Contract. Under an installment distribution, the Participant or Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant's unpaid Nonforfeitable Accrued Benefit, subject to the requirements of
Section 6.04.

(A)  Minimum  Distribution  Requirements  for  Participants.  The
Advisory  Committee may not direct the Trustee to distribute  the
Participant's  Nonforfeitable  Accrued  Benefit,  nor   may   the
Participant   elect   to   have  the   Trustee   distribute   his
Nonforfeitable Accrued Benefit, under a method of payment  which, as  of  the Required Beginning Date, does not satisfy the minimum
distribution   requirements  under  Code   Section 401(a)(9)   and   the
applicable Treasury regulations. The minimum distribution  for  a calendar  year  equals  the Participant's Nonforfeitable  Accrued
Benefit  as of the latest valuation date preceding the  beginning of the calendar year divided by the Participant's life expectancy or,  if applicable, the joint and last survivor expectancy of the
Participant  and his designated Beneficiary (as determined  under
Article  VIII, subject to the requirements of the Code Section 401(a)(9)
regulations).   The   Advisory  Committee   will   increase   the
Participant's  Nonforfeitable Accrued Benefit, as  determined  on the  relevant  valuation date, for contributions  or  forfeitures allocated  after  the valuation date and by December  31  of  the valuation  calendar  year,  and will decrease  the  valuation  by distributions made after the valuation date and by December 31 of the  valuation calendar year. For purposes of this valuation, the
Advisory  Committee  will  treat  any  portion  of  the   minimum
distribution for the first distribution calendar year made  after the  close of that year as a distribution occurring in that first distribution  calendar year. In computing a minimum distribution, the  Advisory  Committee  must use  the  unisex  life  expectancy multiples under Treas. Reg. Section 1.72-9. The Advisory Committee, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year  for  which  the  Plan  requires a minimum  distribution  by
redetermining  the  applicable  life  expectancy.  However,   the
Advisory  Committee may not redetermine the joint life  and  last survivor expectancy of the Participant and a nonspouse designated
Beneficiary  in a manner which takes into account any  adjustment
to   a   life  expectancy  other  than  the  Participant's   life
expectancy.

       If   the   Participant's  spouse  is  not  his  designated
Beneficiary, a method of payment to the Participant  (whether  by
Participant election or by Advisory Committee direction) may  not provide  more  than incidental benefits to the  Beneficiary.  For
Plan  Years  beginning after December 31,  1988,  the  Plan  must satisfy  the  minimum  distribution incidental  benefit  ("MDIB")
requirement  in  the  Treasury  regulations  issued  under   Code
Section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Advisory Committee will compute the  minimum  distribution required by this  Section  6.02(A)  by substituting the applicable MDIB divisor for the applicable  life expectancy  factor,  if  the MDIB divisor  is  a  lesser  number.
Following  the  Participant's death, the Advisory Committee  will compute the minimum distribution required by this Section 6.02(A)
solely on the basis of the applicable life expectancy factor  and will disregard the MDIB factor. For Plan Years beginning prior to
January  1,  1989,  the  Plan satisfies the  incidental  benefits requirement if the distributions to the Participant satisfied the
MDIB  requirement  or  if  the present value  of  the  retirement benefits payable solely to the Participant is greater than 50% of
the   present  value  of  the  total  benefits  payable  to   the
Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

     The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date occurs, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this
Section 6.02(A) if the contract complies with the requirements of Code Section 401(a)(9) and the applicable Treasury regulations.

(B)  Minimum  Distribution Requirements  for  Beneficiaries.  The
method  of  distribution  to the Participant's  Beneficiary  must satisfy Code Section 401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning
Date  or,  if  earlier,  the  date the Participant  commences  an irrevocable  annuity  pursuant to Section  6.04,  the  method  of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which  had commenced for the Participant. If the Participant's death  occurs prior to his Required Beginning Date, and the Participant had not
commenced  an irrevocable annuity pursuant to Section  6.04,  the method  of  payment to the Beneficiary, subject to Section  6.04, must provide for completion of payment to the Beneficiary over  a period  not  exceeding:  (i)  5  years  after  the  date  of  the
Participant's death; or (ii) if the Beneficiary is  a  designated
Beneficiary,  the designated Beneficiary's life  expectancy.  The
Advisory  Committee may not direct payment of  the  Participant's
Nonforfeitable Accrued Benefit over a period described in  clause
(ii)  unless the Trustee will commence payment to the  designated
Beneficiary no later than the December 31 following the close  of the  calendar year in which the Participant's death occurred  or, if  later,  and  the designated Beneficiary is the  Participant's surviving  spouse, December 31 of the calendar year in which  the
Participant would have attained age 70 1/2. If the Trustee will make
distribution  in  accordance  with  clause  (ii),   the   minimum
distribution   for  a  calendar  year  equals  the  Participant's
Nonforfeitable  Accrued Benefit as of the latest  valuation  date preceding  the  beginning of the calendar  year  divided  by  the designated Beneficiary's life expectancy. The Advisory  Committee must  use the unisex life expectancy multiples under Treas.  Reg.
Section 1.72-9 for purposes of applying this paragraph. The Advisory Committee, only upon the written request of the Participant or of the  Participant's  surviving spouse, will recalculate  the  life
expectancy  of  the  Participant's  surviving  spouse  not   more
frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The
Advisory Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse.
Upon the Beneficiary's written request, the Advisory Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

      6.03 BENEFIT PAYMENT ELECTIONS. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Advisory Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains the later of Normal Retirement Age or age 62.

     If a Participant or Beneficiary makes an election prescribed by this Section 6.03, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election. Any election under this
Section 6.03 is subject to the requirements of Section 6.02 and of Section 6.04. The Participant or Beneficiary must make an election under this Section 6.03 by filing his election with the Advisory Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.

(A) Participant Elections After Separation from Service. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds $3,500, he may elect to have the Trustee commence distribution as of any distribution date permitted under the Employer's Adoption Agreement Section 6.03. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date permitted under the Employer's Adoption Agreement Section 6.03. If the Participant is partially-vested in his Accrued Benefit, an election under this Paragraph (A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section 5.08), must be in the form of a cash-out distribution (as defined in Article V). A Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash-out distribution, the Participant returns to employment with the Employer. Following his attainment of Normal Retirement Age, a Participant who has separated from Service may elect distribution as of any distribution date, irrespective of the elections under Adoption Agreement Section 6.03.

(B) Participant Elections Prior to Separation from Service. The Employer must specify in its Adoption Agreement the distribution election rights, if any, a Participant has prior to his Separation from Service. A Participant must make an election under this Section 6.03(B) on a form prescribed by the Advisory Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. The Trustee must make a distribution to a Participant in accordance with his election under this Section 6.03(B) within the 90 day period (or as soon as administratively practicable) after the Participant files his written election with the Trustee. The Trustee will distribute the balance of the
Participant's Accrued Benefit not distributed pursuant to his election(s) in accordance with the other distribution provisions of this Plan.

(C) Death Benefit Elections. If the present value of the deceased Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant's Beneficiary may elect to have the Trustee distribute the Participant's Nonforfeitable Accrued Benefit in a form and within a period permitted under Section 6.02. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

(D)  Transitional  Elections. Notwithstanding the  provisions  of
Sections  6.01  and  6.02,  if the Participant  (or  Beneficiary)
signed  a  written distribution designation prior to  January  1,
1984,  the  Advisory Committee must distribute the  Participant's
Nonforfeitable   Accrued   Benefit  in   accordance   with   that
designation,  subject however, to the survivor  requirements,  if applicable, of Sections 6.04, 6.05 and 6.06. This Section 6.03(D)
does  not apply to a pre-1984 distribution designation,  and  the
Advisory Committee will not comply with that designation, if  any of  the  following applies: (1) the method of distribution  would have disqualified the Plan under Code Section 401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Accrued
Benefit as of December 31, 1983; (3) the distribution designation does not specify the timing and form of the distribution and  the death  Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the payment period of the distribution;
or,  (5) the Participant (or Beneficiary) modifies or revokes the distribution designation. In the event of a revocation, the  Plan must  distribute, no later than December 31 of the calendar  year
following   the  year  of  revocation,  the  amount   which   the
Participant would have received under Section 6.02(A) if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the Beneficiary would have received under Section 6.02(B) if the distribution designation had not been in effect. The
Advisory Committee will apply this Section 6.03(D) to rollovers and transfers in accordance with Part J of the Code Section 401(a)(9) Treasury regulations.

       6.04   ANNUITY    DISTRIBUTIONS   TO   PARTICIPANTS    AND
SURVIVING  SPOUSES.

(A) Joint and Survivor Annuity. The Advisory Committee must direct the Trustee to distribute a married or unmarried Participant's Nonforfeitable Accrued Benefit in the form of a qualified joint and survivor annuity, unless the Participant makes a valid waiver election (described in Section 6.05) within the 90 day period ending on the annuity starting date. If, as of the annuity starting date, the Participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable with the Participant's Nonforfeitable Accrued Benefit and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant. If, as of the annuity starting date, the Participant is not married, a qualified joint and survivor annuity is an immediate life annuity for the Participant which is purchasable with the Participant's Nonforfeitable Accrued Benefit. On or before the annuity starting date, the Advisory Committee, without Participant or spousal consent, must direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in a lump sum, in lieu of a qualified joint and survivor annuity, in accordance with Section 6.01, if the Participant's Nonforfeitable Accrued Benefit is not greater than $3,500. This Section 6.04(A) applies only to a Participant who has completed at least one Hour of Service with the Employer after August 22, 1984.

(B) Preretirement Survivor Annuity. If a married Participant dies prior to his annuity starting date, the Advisory Committee will direct the Trustee to distribute a portion of the Participant's Nonforfeitable Accrued Benefit to the Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Participant has a valid waiver election (as described in
Section 6.06) in effect, or unless the Participant and his spouse were not married throughout the one year period ending on the date of his death. A preretirement survivor annuity is an annuity which is purchasable with 50% of the Participant's Nonforfeitable Accrued Benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. The value of the preretirement survivor annuity is attributable to Employer contributions and to Employee contributions in the same proportion as the Participant's Nonforfeitable Accrued Benefit is attributable to those contributions. The portion of the Participant's Nonforfeitable Accrued Benefit not payable under this paragraph is payable to the Participant's Beneficiary, in accordance with the other provisions of this Article VI. If the present value of the preretirement survivor annuity does not exceed $3,500, the Advisory Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the
Participant's  surviving  spouse,  in  lieu  of  a  preretirement survivor annuity. This Section 6.04(B) applies only to a Participant who dies after August 22, 1984, and either (i) completes at least one Hour of Service with the Employer after August 22, 1984, or (ii) separated from Service with at least 10 Years of Service (as defined in Section 5.06) and completed at least one Hour of Service with the Employer in a Plan Year beginning after December 31, 1975.

(C) Surviving Spouse Elections. If the present value of the preretirement survivor annuity exceeds $3,500, the Participant's surviving spouse may elect to have the Trustee commence payment of the preretirement survivor annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods described in Section 6.02, and may elect any of the forms of payment described in Section 6.02, in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Advisory Committee must direct the Trustee to distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the
Participant's death; (ii) the date the Advisory Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.

(D)  Special  Rules. If the Participant has  in  effect  a  valid waiver  election  regarding  the  qualified  joint  and  survivor annuity or the preretirement survivor annuity, the Advisory Committee must direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with Sections 6.01,
6.02 and 6.03. The Advisory Committee will reduce the Participant's Nonforfeitable Accrued Benefit by any security interest (pursuant to any offset rights authorized by Section 10.03[E]) held by the Plan by reason of a Participant loan to determine the value of the Participant's Nonforfeitable Accrued Benefit distributable in the form of a qualified joint and survivor annuity or preretirement survivor annuity, provided any post-August 18, 1985, loan satisfied the spousal consent requirement described in Section 10.03[E] of the Plan. For purposes of applying this Article VI, the Advisory Committee treats a former spouse as the Participant's spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Section 6.07. The provisions of this
Section 6.04, and of Sections 6.05 and 6.06, apply separately to the portion of the Participant's Nonforfeitable Accrued Benefit subject to the qualified domestic relations order and to the portion of the Participant's Nonforfeitable Accrued Benefit not subject to that order.

(E)  Profit  Sharing  Plan Election. If this  Plan  is  a  profit sharing  plan, the Employer must elect the extent  to  which  the preceding  provisions  of Section 6.04  apply.  If  the  Employer elects to apply this Section 6.04 only to a Participant described in this Section 6.04(E), the preceding provisions of this Section
6.04  apply only to the following Participants: (1) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code Section 417 requirements and the Plan received the transfer after December 31, 1984, unless the transfer is an elective transfer described in Section 13.06;  (2)
a  Participant who elects a life annuity distribution (if Section
6.02 or Section 13.02 of the Plan requires the Plan to provide  a life  annuity  distribution option); and (3) a Participant  whose benefits  under a defined benefit plan maintained by the Employer are  offset by benefits provided under this Plan. If the Employer elects  to  apply  this  Section 6.04 to  all  Participants,  the
preceding   provisions  of  this  Section  6.04  apply   to   all
Participants  described  in  the first  two  paragraphs  of  this
Section  6.04, without regard to the limitations of this  Section
6.04(E). Sections 6.05 and 6.06 only apply to Participants to whom the preceding provisions of this Section 6.04 apply.

     6.05 WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Advisory Committee must provide the Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period.
      A married Participant's waiver election is not valid unless
(a) the Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity), after the Participant has received the written explanation described in this Section 6.05, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representative) witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this
Section 6.05 apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order described in Section 6.07.

      The Advisory Committee will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Advisory Committee establishes the Participant does not have a spouse, the Advisory Committee is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

      6.06 WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY. The Advisory Committee must provide a written explanation of the preretirement survivor annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (2) a reasonable period after an Employee becomes a Participant; (3) a reasonable period after the joint and survivor rules become applicable to the Participant; or (4) a reasonable period after a fully subsidized preretirement survivor annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (1), (2), (3) and (4) do not apply and the Advisory Committee must provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 6.05. The Plan does not limit the number of times the Participant may revoke a waiver of the preretirement survivor annuity or make a new waiver during the election period.

       A Participant's waiver election of the preretirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35 and (b) the Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in Section 6.05, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Advisory Committee will accept a waiver election as respects the Participant's Accrued Benefit attributable to his Service prior to his Separation from Service. Furthermore, if a Participant who has not separated from Service makes a valid waiver election, except for the timing requirement of clause (a), the Advisory Committee will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35. A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation described in this Section 6.06.

      6.07 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing
contained  in this Plan prevents the Trustee, in accordance  with the  direction of the Advisory Committee, from complying with the provisions of a qualified domestic relations order (as defined in
Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time,  irrespective of whether the Participant has  attained  his earliest retirement age (as defined under Code Section 414(p)) under the
Plan.  A  distribution  to  an  alternate  payee  prior  to   the
Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. The Employer, in an addendum to its Adoption Agreement numbered 6.07, may elect to limit distribution to an alternate payee only when the Participant has attained his earliest retirement age under the Plan. Nothing in this Section
6.07 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

      The Advisory Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Advisory Committee promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Advisory Committee must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Advisory Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

      If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Advisory Committee is making its determination of the qualified status of the domestic relations order, the Advisory Committee must make a separate accounting of the amounts payable. If the Advisory Committee determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Advisory Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Advisory Committee does not make its determination of the qualified status of the order within the 18-month determination period, the Advisory Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Advisory Committee later determines the order is a qualified domestic relations order.

      To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Advisory Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section 6.07 by separate benefit checks or other separate distribution to the alternate payee(s).
   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                          ARTICLE VII
              EMPLOYER ADMINISTRATIVE PROVISIONS


      7.01 INFORMATION TO COMMITTEE. The Employer must supply current information to the Advisory Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Advisory Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Advisory Committee are conclusive as to all persons.

      7.02 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Advisory Committee (unless the Employer is the Advisory Committee), the Trustee, the Custodian, if any, or the Plan Administrator (unless the Employer is the Plan Administrator).

       7.03 INDEMNITY OF CERTAIN FIDUCIARIES. The Employer indemnifies and saves harmless the Plan Administrator and the members of the Advisory Committee, and each of them, from and against any and all loss resulting from liability to which the Plan Administrator and the Advisory Committee, or the members of the Advisory Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve the Plan Administrator or any Advisory Committee member from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Advisory Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.03, provided the letter agreement must be consistent with and does not violate ERISA. The indemnification provisions of this Section
7.03 extend to the Trustee (or to a Custodian, if any) solely to the extent provided by a letter agreement executed by the Trustee (or Custodian) and the Employer.

     7.04 EMPLOYER DIRECTION OF INVESTMENT. The Employer has the right to direct the Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if the
Trustee consents in writing to permit such direction. If the Trustee consents to Employer direction of investment, the Trustee and the Employer must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Employer direction as respects the investment or re-investment of any part of the Trust Fund.

      7.05 AMENDMENT TO VESTING SCHEDULE. Though the Employer reserves the right to amend the vesting schedule at any time, the Advisory Committee will not apply the amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Accrued Benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

     If the Employer makes a permissible amendment to the vesting schedule, each Participant having at least 3 Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Accrued Benefit computed under the Plan without regard to the amendment. For Plan Years beginning prior to January 1, 1989, the election described in the preceding sentence applies only to Participants having at least 5 Years of Service with the Employer. The Participant must file his election with the Advisory Committee within 60 days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Advisory Committee, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this
Section 7.05 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 7.05, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer derived Accrued Benefit. Furthermore, the Advisory Committee must treat any shift in the vesting schedule, due to a change in the Plan's top heavy status, as an amendment to the vesting schedule for purposes of this
Section 7.05.

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                         ARTICLE VIII
             PARTICIPANT ADMINISTRATIVE PROVISIONS

      8.01 BENEFICIARY DESIGNATION. Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Nonforfeitable Accrued Benefit (including any life insurance proceeds payable to the Participant's Account) in the event of his death and the Participant may designate the form and method of payment. The Advisory Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Advisory Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

(A) Coordination with survivor requirements. If the joint and survivor requirements of Article VI apply to the Participant, this Section 8.01 does not impose any special spousal consent requirements on the Participant's Beneficiary designation.
However,  in  the  absence  of spousal consent  (as  required  by
Article VI) to the Participant's Beneficiary designation: (1) any waiver of the joint and survivor annuity or of the preretirement survivor annuity is not valid; and (2) if the Participant dies prior to his annuity starting date, the Participant's Beneficiary designation will apply only to the portion of the death benefit which is not payable as a preretirement survivor annuity. Regarding clause (2), if the Participant's surviving spouse is a primary Beneficiary under the Participant's Beneficiary designation, the Trustee will satisfy the spouse's interest in the Participant's death benefit first from the portion which is payable as a preretirement survivor annuity.

(B) Profit sharing plan exception. If the Plan is a profit sharing plan, the Beneficiary designation of a married Exempt Participant is not valid unless the Participant's spouse consents (in a manner described in Section 6.05) to the Beneficiary designation. An "Exempt Participant" is a Participant who is not subject to the joint and survivor requirements of Article VI. The spousal consent requirement in this paragraph does not apply if the Exempt Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death, or if the Participant's spouse is the Participant's sole primary Beneficiary.

      8.02 NO BENEFICIARY DESIGNATION/DEATH OF BENEFICIARY. If a Participant fails to name a Beneficiary in accordance with
Section 8.01, or if the Beneficiary named by a Participant predeceases him, then the Trustee will pay the Participant's Nonforfeitable Accrued Benefit in accordance with Section 6.02 in the following order of priority, unless the Employer specifies a different order of priority in an addendum to its Adoption Agreement, to:

     (a)  The Participant's surviving spouse;

     (b) The Participant's surviving children, including adopted children, in equal shares;

      (c)   The Participant's surviving parents, in equal shares;
or

     (d)  The Participant's estate.

      If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant's entire Nonforfeitable Accrued Benefit, the Trustee will pay the remaining Nonforfeitable Accrued Benefit to the Beneficiary's estate unless the Participant's Beneficiary designation provides otherwise or unless the Employer provides otherwise in its Adoption Agreement. If the Plan is a profit sharing plan, and the Plan includes Exempt Participants, the Employer may not specify a different order of priority in the Adoption Agreement unless the Participant's surviving spouse will be first in the different order of priority. The Advisory Committee will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 8.02.

      8.03 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the
Advisory Committee such evidence, data or information as the Advisory Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Advisory Committee, provided the Advisory Committee advises each Participant of the effect of his failure to comply with its request.

      8.04 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant must file with the Advisory Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Advisory Committee, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

      8.05 ASSIGNMENT OR ALIENATION. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate
(either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

      8.06 NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

      8.07 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

      8.08 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Plan Administrator must furnish him with a copy of any item listed in this Section
8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

     8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. A Participant or a Beneficiary ("Claimant") may file with the Advisory Committee a written claim for benefits, if the Participant or Beneficiary determines the distribution procedures of the Plan have not provided him his proper Nonforfeitable Accrued Benefit. The Advisory Committee must render a decision on the claim within 60 days of the Claimant's written claim for benefits. The Plan Administrator must provide adequate notice in writing to the Claimant whose claim for benefits under the Plan the Advisory Committee has denied. The Plan Administrator's notice to the Claimant must set forth:

     (a)  The specific reason for the denial;

     (b) Specific references to pertinent Plan provisions on which the Advisory Committee based its denial;

     (c)    A   description  of  any  additional   material   and
     information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed;
     and

     (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Advisory Committee within 75 days after receipt of the Plan
     Administrator's notice of denial of benefits. The Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Advisory Committee in writing within the 75-day period will render the Advisory Committee's determination final, binding and conclusive.

     If the Claimant should appeal to the Advisory Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Advisory Committee will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Advisory Committee must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Advisory Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

      The Plan Administrator's notice of denial of benefits must identify the name of each member of the Advisory Committee and the name and address of the Advisory Committee member to whom the Claimant may forward his appeal.

     8.10 PARTICIPANT DIRECTION OF INVESTMENT. A Participant has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Account only if the Trustee consents in writing to permit such direction. If the Trustee consents to Participant direction of investment, the Trustee will accept direction from each Participant on a written election form (or other written agreement), as a part of this Plan, containing such conditions, limitations and other provisions the parties deem appropriate. The Trustee or, with the Trustee's consent, the Advisory Committee, may establish written procedures, incorporated specifically as part of this Plan, relating to Participant direction of investment under this Section 8.10. The Trustee will maintain a segregated investment Account to the extent a Participant's Account is subject to Participant self-direction. The Trustee is not liable for any loss, nor is the Trustee liable for any breach, resulting from a Participant's direction of the investment of any part of his directed Account.

      The Advisory Committee, to the extent provided in a written loan policy adopted under Section 9.04, will treat a loan made to a Participant as a Participant direction of investment under this
Section 8.10. To the extent of the loan outstanding at any time, the borrowing Participant's Account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant's loan in an interest bearing segregated Account on behalf of the borrowing Participant until the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee) deems it appropriate to add the amount paid to the Participant's separate Account under the Plan.

       If  the  Trustee  consents  to  Participant  direction  of investment of his Account, the Plan treats any post-December  31,
1981,   investment  by  a  Participant's  directed   Account   in
collectibles   (as  defined  by  Code  Section 408(m))   as   a   deemed
distribution to the Participant for Federal income tax purposes.

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                          ARTICLE IX
ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANTS'  ACCOUN
TS


      9.01 MEMBERS' COMPENSATION, EXPENSES. The Employer must appoint an Advisory Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone. In the absence of an Advisory Committee appointment, the Plan Administrator assumes the powers, duties and responsibilities of the Advisory Committee. The members of the Advisory Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Advisory Committee, except to the extent the Trust properly pays for such expenses, pursuant to Article X.

      9.02 TERM. Each member of the Advisory Committee serves until the appointment of his successor.

      9.03 POWERS. In case of a vacancy in the membership of the Advisory Committee, the remaining members of the Advisory Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Advisory Committee pending the filling of the vacancy.

      9.04 GENERAL. The Advisory Committee has the following powers and duties:

     (a) To select a Secretary, who need not be a member of the Advisory Committee;

     (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's
     Accrued Benefit and the Nonforfeitable percentage of each Participant's Accrued Benefit;

     (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Agreement;

     (d) To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan's operation;

     (e) To direct the Trustee as respects the crediting and distribution of the Trust;

     (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

     (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

     (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

     (i) To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose
     (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

     (j)     To   establish,   in   its   sole   discretion,    a
     nondiscriminatory  policy (see Section  9.04(A))  which  the
     Trustee   must  observe  in  making  loans,   if   any,   to
     Participants and Beneficiaries; and

     (k) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code.

      The  Advisory  Committee must exercise all of  its  powers,
duties   and   discretion  under  the  Plan  in  a  uniform   and
nondiscriminatory manner.

(A) Loan Policy. If the Advisory Committee adopts a loan policy, pursuant to paragraph (j), the loan policy must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program;
(2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default. This Section 9.04 specifically incorporates a written loan policy as part of the Employer's Plan.

     9.05 FUNDING POLICY. The Advisory Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Advisory Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

      9.06 MANNER OF ACTION. The decision of a majority of the members appointed and qualified controls.

      9.07 AUTHORIZED REPRESENTATIVE. The Advisory Committee may authorize any one of its members, or its Secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Advisory Committee must evidence this authority by an instrument signed by all members and filed with the Trustee.

       9.08 INTERESTED MEMBER. No member of the Advisory Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Plan Administrator is acting alone in the capacity of the Advisory Committee.

      9.09 INDIVIDUAL ACCOUNTS. The Advisory Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan. If a
Participant re-enters the Plan subsequent to his having a Forfeiture Break in Service, the Advisory Committee, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Accrued Benefit and a separate Account for his post-Forfeiture Break in Service Accrued Benefit, unless the Participant's entire Accrued Benefit under the Plan is 100% Nonforfeitable.

     The Advisory Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The Advisory Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. The Advisory Committee must maintain records of its activities.

      9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. The value of each Participant's Accrued Benefit consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participant's life.

      For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit is its value as of the valuation date immediately preceding the date of the distribution. Any distribution (other than a distribution from a segregated Account) made to a Participant (or to his Beneficiary) more than 90 days after the most recent valuation date may include interest on the amount of the distribution as an expense of the Trust Fund. The interest, if any, accrues from such valuation date to the date of the distribution at the rate established in the Employer's Adoption Agreement.

     9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. A "valuation date" under this Plan is each Accounting Date and each interim valuation date determined under Section 10.14. As of each valuation date the Advisory Committee must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

(A) Trust Fund Accounts. The allocation provisions of this paragraph apply to all Participant Accounts other than segregated investment Accounts. The Advisory Committee first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under Section 5.09 or under Section 9.14, for amounts charged during the valuation period to the Accounts in accordance with Section 9.13 (relating to distributions) and
Section 11.01 (relating to insurance premiums), and for the cash value of incidental benefit insurance contracts. The Advisory Committee then, subject to the restoration allocation requirements of Section 5.04 or of Section 9.14, will allocate the net income, gain or loss pro rata to the adjusted Participant Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date.

(B) Segregated investment Accounts. A segregated investment Account receives all income it earns and bears all expense or loss it incurs. The Advisory Committee will adopt uniform and nondiscriminatory procedures for determining income or loss of a segregated investment Account in a manner which reasonably reflects investment directions relating to pooled investments and investment directions occurring during a valuation period. As of the valuation date, the Advisory Committee must reduce a segregated Account for any forfeiture arising under Section 5.09 after the Advisory Committee has made all other allocations, changes or adjustments to the Account for the Plan Year.

(C)   Additional  rules.  An Excess Amount  or  suspense  account described  in  Part  2  of Article III  does  not  share  in  the allocation of net income, gain or loss described in this  Section
9.11. If the Employer maintains its Plan under a Code Section 401(k) Adoption Agreement, the Employer may specify in its Adoption
Agreement  alternate  valuation  provisions  authorized  by  that
Adoption  Agreement.  This Section 9.11  applies  solely  to  the allocation of net income, gain or loss of the Trust. The Advisory
Committee   will   allocate   the  Employer   contributions   and
Participant forfeitures, if any, in accordance with Article III.

      9.12 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Advisory Committee, has the right to inspect the records reflecting the Account of any other Participant.

      9.13 ACCOUNT CHARGED. The Advisory Committee will charge a Participant's Account for all distributions made from that Account to the Participant, to his Beneficiary or to an alternate payee. The Advisory Committee also will charge a Participant's Account for any administrative expenses incurred by the Plan directly related to that Account.

      9.14 UNCLAIMED ACCOUNT PROCEDURE. The Plan does not require either the Trustee or the Advisory Committee to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Article VI, the Advisory Committee, by certified or registered mail addressed to his last known address of record with the Advisory Committee or the Employer, must notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. The notice must quote the provisions of this Section 9.14 and otherwise must comply with the notice requirements of Article VI. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Advisory Committee within 6 months from the date of mailing of the notice, the Advisory Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit in accordance with Section
3.05. A forfeiture under this paragraph will occur at the end of the notice period or, if later, the earliest date applicable Treasury regulations would permit the forfeiture. Pending forfeiture, the Advisory Committee, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

       If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section 9.14 makes a claim, at any time, for his forfeited Accrued Benefit, the Advisory Committee must restore the Participant's or Beneficiary's forfeited Accrued
Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Advisory Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Advisory Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Advisory Committee to make the required restoration. The Advisory Committee must direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him not later than 60 days after the close of the Plan Year in which the Advisory Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this Section 9.14 apply solely to the Participant's or to the Beneficiary's Accrued Benefit derived from Employer contributions.

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                           ARTICLE X
           TRUSTEE AND CUSTODIAN, POWERS AND DUTIES


      10.01 ACCEPTANCE. The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The
Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

       10.02 RECEIPT OF CONTRIBUTIONS. The Trustee is accountable to the Employer for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan. The Trustee is not obliged to collect any contributions from the Employer, nor is obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

     10.03     INVESTMENT POWERS.

[A]   Discretionary  Trustee Designation.  If  the  Employer,  in
Adoption Agreement Section 1.02, designates the Trustee to administer the Trust as a discretionary Trustee, then the Trustee has full discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Employer, Participant or Advisory Committee direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Advisory Committee. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

     (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

     (b) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest.

     (c) To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a State, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code Section 414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code Section 584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code
     Section 1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

     (d) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

     (e) To credit and distribute the Trust as directed by the Advisory Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Advisory Committee for any payment or distribution made by it in good faith on the order or direction of the Advisory Committee.

     (f) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

     (g) To compromise, contest, arbitrate or abandon claims and demands, in its discretion.

     (h) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights.

     (i) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

     (j) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship.

     (k) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

     (l) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

     (m)  To file all tax returns required of the Trustee.

     (n) To furnish to the Employer, the Plan Administrator and the Advisory Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer, the Plan Administrator and the Advisory Committee, except as to any act or transaction concerning which the Employer, the Plan Administrator or the Advisory Committee files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

     (o) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

[B] Nondiscretionary Trustee Designation/Appointment of Custodian. If the Employer, in its Adoption Agreement Section 1.02, designates the Trustee to administer the Trust as a nondiscretionary Trustee, then the Trustee will not have any discretion or authority with regard to the investment of the
Trust Fund, but must act solely as a directed trustee of the funds contributed to it. A nondiscretionary Trustee, as directed trustee of the funds held by it under the Employer's Plan, is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the nondiscretionary Trustee exercises solely as directed trustee in accordance with the written direction of the Named Fiduciary (except to the extent a Plan asset is subject to the control and management of a properly appointed Investment Manager or subject to Advisory Committee or Participant direction of investment):

     (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized options exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Named Fiduciary deems appropriate.

     (b) To retain in cash so much of the Trust Fund as the Named Fiduciary may direct in writing to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust
     Fund in a bank account at reasonable interest, including, specific authority to invest in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code Section 414(b)) at a reasonable rate of interest.

     (c) To sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Named Fiduciary directs in writing.

     (d) To credit and distribute the Trust as directed by the Advisory Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Advisory Committee for any payment or distribution made by it in good faith on the order or direction of the Advisory Committee.

     (e) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

     (f) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights, provided the exercise of any such powers is in accordance with and at the written direction of the Named Fiduciary.

     (g) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders, provided the exercise of any such powers is in accordance with and at the written direction of the Named Fiduciary.

     (h) To hold any securities or other property in the name of the nondiscretionary Trustee or its nominee, with depositories or agent depositories or in another form as the Named Fiduciary may deem best, with or without disclosing the custodial relationship.

     (i) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

     (j)  To file all tax returns required of the Trustee.

     (k) To furnish to the Named Fiduciary, the Employer, the Plan Administrator and the Advisory Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the nondiscretionary Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Named Fiduciary, the Employer, the Plan Administrator and the Advisory Committee, except as to any act or transaction concerning which the Named Fiduciary, the Employer, the Plan Administrator or the Advisory Committee files with the nondiscretionary Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

     (l) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

      Appointment of Custodian. The Employer may appoint a Custodian under the Plan, the acceptance by the Custodian indicated on the execution page of the Employer's Adoption Agreement. If the Employer appoints a Custodian, the Employer's Plan must have a discretionary Trustee, as described in Section 10.03[A]. A Custodian has the same powers, rights and duties as a nondiscretionary Trustee, as described in this Section 10.03[B]. The Custodian accepts the terms of the Plan and Trust by executing the Employer's Adoption Agreement. Any reference in the Plan to a Trustee also is a reference to a Custodian where the context of the Plan dictates. A limitation of the Trustee's liability by Plan provision also acts as a limitation of the Custodian's liability. Any action taken by the Custodian at the discretionary Trustee's direction satisfies any provision in the Plan referring to the Trustee's taking that action.

      Modification of Powers/Limited Responsibility. The Employer and the Custodian or nondiscretionary Trustee, by letter agreement, may limit the powers of the Custodian or nondiscretionary Trustee to any combination of powers listed within this Section 10.03[B]. If there is a Custodian or a nondiscretionary Trustee under the Employer's Plan, then the Employer, in adopting this Plan acknowledges the Custodian or nondiscretionary Trustee has no discretion with respect to the investment or re-investment of the Trust Fund and that the Custodian or nondiscretionary Trustee is acting solely as custodian or as directed trustee with respect to the assets comprising the Trust Fund.

[C] Limitation of Powers of Certain Custodians. If a Custodian is a bank which, under its governing state law, does not possess trust powers, then paragraphs (a), (c), (e), (f), (g) of Section 10.03[B], Section 10.16 and Article XI do not apply to that bank and that bank only has the power and authority to exercise the remaining powers, rights and duties under Section 10.03[B].

[D] Named Fiduciary/Limitation of Liability of Nondiscretionary Trustee or Custodian. Under a nondiscretionary Trustee designation, the Named Fiduciary under the Employer's Plan has the sole responsibility for the management and control of the Employer's Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Participant or Advisory Committee direction of investment. If the Employer appoints a Custodian, the Named Fiduciary is the discretionary Trustee. Under a nondiscretionary Trustee designation, unless the Employer designates in writing another person or persons to serve as Named Fiduciary, the Named Fiduciary under the Plan is the president of a corporate Employer, the managing partner of a partnership Employer or the sole proprietor, as appropriate. The Named Fiduciary will exercise its management and control of the Trust Fund through its written direction to the nondiscretionary Trustee or to the Custodian, whichever applies to the Employer's Plan.

      The nondiscretionary Trustee or Custodian has no duty to review or to make recommendations regarding investments made at the written direction of the Named Fiduciary. The nondiscretionary Trustee or Custodian must retain any investment obtained at the written direction of the Named Fiduciary until further directed in writing by the Named Fiduciary to dispose of such investment. The nondiscretionary Trustee or Custodian is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to any written direction described in this paragraph. Furthermore, the Employer agrees to indemnify and to hold the nondiscretionary Trustee or Custodian harmless from any damages, costs or expenses, including reasonable counsel fees, which the nondiscretionary Trustee or Custodian may incur as a result of any claim asserted against the nondiscretionary Trustee, the Custodian or the Trust arising out of the nondiscretionary Trustee's or Custodian's compliance with any written direction described in this paragraph.

[E]   Participant  Loans.  This  Section  10.03[E]   specifically
authorizes the Trustee to make loans on a nondiscriminatory basis to  a Participant or to a Beneficiary in accordance with the loan policy  established by the Advisory Committee, provided: (1)  the loan policy satisfies the requirements of Section 9.04; (2) loans
are  available  to  all  Participants  and  Beneficiaries  on   a
reasonably  equivalent basis and are not available in  a  greater amount for Highly Compensated Employees than for other Employees;
(3) any loan is adequately secured and bears a reasonable rate of interest;  (4) the loan provides for repayment within a specified time;  (5) the default provisions of the note prohibit offset  of the  Participant's Nonforfeitable Accrued Benefit  prior  to  the time  the  Trustee  otherwise would distribute the  Participant's
Nonforfeitable Accrued Benefit; (6) the amount of the  loan  does not  exceed  (at the time the Plan extends the loan) the  present value  of  the Participant's Nonforfeitable Accrued Benefit;  and
(7) the loan otherwise conforms to the exemption provided by Code
Section 4975(d)(1). If the joint and survivor requirements of Article VI apply to the Participant, the Participant may not pledge any portion of his Accrued Benefit as security for a loan made  after
August  18, 1985, unless, within the 90 day period ending on  the date  the pledge becomes effective, the Participant's spouse,  if any,  consents (in a manner described in Section 6.05 other  than the  requirement relating to the consent of a subsequent  spouse)
to  the  security or, by separate consent, to an increase in  the amount of security. If the Employer is an unincorporated trade or business, a Participant who is an Owner-Employee may not  receive a  loan  from  the  Plan,  unless he has  obtained  a  prohibited transaction  exemption  from  the Department  of  Labor.  If  the
Employer  is  an  "S  Corporation,"  a  Participant  who   is   a
shareholder-employee (an employee or an officer) who, at any time during  the  Employer's taxable year, owns more than  5%,  either
directly  or  by  attribution  under  Code  Section 318(a)(1),  of   the
Employer's outstanding stock may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is not an unincorporated trade or business nor an "S Corporation," this
Section 10.03[E] does not impose any restrictions on the class of Participants eligible for a loan from the Plan.

[F] Investment in qualifying Employer securities and qualifying Employer real property. The investment options in this Section 10.03[F] include the ability to invest in qualifying Employer securities or qualifying Employer real property, as defined in and as limited by ERISA. If the Employer's Plan is a Nonstandardized profit sharing plan, it may elect in its Adoption Agreement to permit the aggregate investments in qualifying Employer securities and in qualifying Employer real property to exceed 10% of the value of Plan assets.

      10.04 RECORDS AND STATEMENTS. The records of the Trustee pertaining to the Plan must be open to the inspection of the Plan Administrator, the Advisory Committee and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Employer, Plan Administrator or Advisory Committee may specify in writing. The Trustee must furnish the Plan Administrator or Advisory Committee with whatever information relating to the Trust Fund the Plan Administrator or Advisory Committee considers necessary.

      10.05 FEES AND EXPENSES FROM FUND. A Trustee or Custodian will receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee or Custodian. No person who is receiving full pay from the Employer may receive compensation for services as Trustee or as Custodian. The Trustee will pay from the Trust Fund all fees and expenses reasonably incurred by the Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Plan, unless the Employer pays such fees and expenses. Any fee or expense paid, directly or indirectly, by the Employer is not an Employer contribution to the Plan, provided the fee or expense relates to the ordinary and necessary administration of the Fund.

       10.06 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, no Participant or Beneficiary is a necessary party or is required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment entered in any proceeding will be conclusive upon the Employer, the Plan Administrator, the Advisory Committee, the Trustee, Custodian, Participants and Beneficiaries.

      10.07 PROFESSIONAL AGENTS. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

      10.08 DISTRIBUTION OF CASH OR PROPERTY. The Trustee may make distribution under the Plan in cash or property, or partly in each, at its fair market value as determined by the Trustee. For purposes of a distribution to a Participant or to a Participant's designated Beneficiary or surviving spouse, "property" includes a Nontransferable Annuity Contract, provided the contract satisfies the requirements of this Plan.

      10.09 DISTRIBUTION DIRECTIONS. If no one claims a payment or distribution made from the Trust, the Trustee must promptly notify the Advisory Committee and then dispose of the payment in accordance with the subsequent direction of the Advisory Committee.

      10.10 THIRD PARTY/MULTIPLE TRUSTEES. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. However, the signature of only one Trustee is necessary to effect any transaction on behalf of the Trust.

      10.11 RESIGNATION. The Trustee or Custodian may resign its position at any time by giving 30 days' written notice in advance to the Employer and to the Advisory Committee. If the Employer fails to appoint a successor Trustee within 60 days of its receipt of the Trustee's written notice of resignation, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed its acceptance of appointment with the former Trustee. The Employer, in its sole discretion, may replace a Custodian. If the Employer does not replace a Custodian, the discretionary Trustee will assume possession of Plan assets held by the former Custodian.

      10.12 REMOVAL. The Employer, by giving 30 days' written notice in advance to the Trustee, may remove any Trustee or Custodian. In the event of the resignation or removal of a Trustee, the Employer must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

       10.13 INTERIM DUTIES AND SUCCESSOR TRUSTEE. Each successor Trustee succeeds to the title to the Trust vested in his predecessor by accepting in writing his appointment as successor Trustee and by filing the acceptance with the former Trustee and the Advisory Committee without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all acts necessary to vest the title of record in any successor Trustee. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under this Agreement upon his predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Advisory Committee, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

      10.14 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant's Accrued Benefit in the Trust. The Trustee also must value the Trust Fund on such other valuation dates as directed in writing by the Advisory Committee or as required by the Employer's Adoption Agreement.

      10.15 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER, ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY APPOINTED. The Trustee is not liable for the acts or omissions of any Investment Manager the Advisory Committee may appoint, nor is the Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager. The Advisory Committee, the Trustee and any properly appointed Investment Manager may execute a letter agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

      The limitation on liability described in this Section 10.15 also applies to the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section 10.17 of the Plan. However, if a discretionary Trustee, pursuant to the delegation described in Section 10.17 of the Plan, appoints an ancillary trustee, the discretionary Trustee is responsible for the periodic review of the ancillary trustee's actions and must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA. The Employer, the discretionary Trustee and an ancillary trustee may execute a letter agreement as a part of this Plan delineating any indemnification agreement between the parties.

      10.16     INVESTMENT IN GROUP TRUST FUND. The Employer,  by
adopting this Plan, specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code Section 401(a). This authorization applies solely to a group trust fund exempt from taxation under Code Section 501(a) and the trust agreement of which
satisfies   the  requirements  of  Revenue  Ruling  81-100.   The
provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that fund. The Employer must specify in an attachment to its adoption agreement the group trust fund(s) to which this authorization applies. If the Trustee is acting as a nondiscretionary Trustee, the investment in the group trust fund is available only in accordance with a proper direction, by the Named Fiduciary, in accordance with Section
10.03[B]. Pursuant to paragraph (c) of Section 10.03[A] of the Plan, a Trustee has the authority to invest in certain common trust funds and collective investment funds without the need for the authorizing addendum described in this Section 10.16.

      Furthermore, at the Employer's direction, the Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the Trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant's Accrued Benefit under the plan(s) in which he is a Participant.

      10.17      APPOINTMENT OF ANCILLARY TRUSTEE OR  INDEPENDENT
FIDUCIARY.  The Employer, in writing, may appoint any  person  in any  State  to  act  as  ancillary  trustee  with  respect  to  a designated  portion  of the Trust Fund, subject  to  the  consent required  under  Section 1.02 if the Master  Plan  Sponsor  is  a financial  institution. An ancillary trustee must acknowledge  in writing  its  acceptance  of  the terms  and  conditions  of  its appointment  as ancillary trustee and its fiduciary status  under
ERISA.  The ancillary trustee has the rights, powers, duties  and
discretion  as  the  Employer  may  delegate,  subject   to   any
limitations or directions specified in the instrument  evidencing appointment of the ancillary trustee and to the terms of the Plan or  of  ERISA.  The investment powers delegated to the  ancillary trustee may include any investment powers available under Section
10.03  of  the Plan including the right to invest any portion  of the assets of the Trust Fund in a common trust fund, as described
in   Code  Section 584,  or  in  any  collective  investment  fund,  the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a State and the ancillary trustee (or its affiliate, as defined in Code Section 1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency.
The Employer also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of Section 10.16 of the Plan.

     The ancillary trustee may resign its position at any time by providing at least 30 days' advance written notice to the Employer, unless the Employer waives this notice requirement. The Employer, in writing, may remove an ancillary trustee at any time. In the event of resignation or removal, the Employer may appoint another ancillary trustee, return the assets to the control and management of the Trustee or receive such assets in the capacity of ancillary trustee. The Employer may delegate its responsibilities under this Section 10.17 to a discretionary Trustee under the Plan, but not to a nondiscretionary Trustee or to a Custodian, subject to the acceptance by the discretionary Trustee of that delegation.

      If the U.S. Department of Labor ("the Department") requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Employer will appoint such independent fiduciary, as directed by the Department. The independent fiduciary will have the duties, responsibilities and powers prescribed by the Department and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the Department and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                          ARTICLE XI
    PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY


      11.01      INSURANCE  BENEFIT. The Employer  may  elect  to
provide incidental life insurance benefits for insurable Participants who consent to life insurance benefits by signing the appropriate insurance company application form. The Trustee will not purchase any incidental life insurance benefit for any Participant prior to an allocation to the Participant's Account. At an insured Participant's written direction, the Trustee will use all or any portion of the Participant's nondeductible voluntary contributions, if any, to pay insurance premiums covering the Participant's life. This Section 11.01 also authorizes the purchase of life insurance, for the benefit of the Participant, on the life of a family member of the Participant or on any person in whom the Participant has an insurable interest. However, if the policy is on the joint lives of the Participant and another person, the Trustee may not maintain that policy if that other person predeceases the Participant.

      The Employer will direct the Trustee as to the insurance company and insurance agent through which the Trustee is to purchase the insurance contracts, the amount of the coverage and the applicable dividend plan. Each application for a policy, and the policies themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the policies, subject to the terms and provisions of this Agreement. The Trustee must be the named beneficiary for the Account of the insured Participant. Proceeds of insurance contracts paid to the Participant's Account under this Article XI are subject to the distribution requirements of
Article V and of Article VI. The Trustee will not retain any such proceeds for the benefit of the Trust.

      The Trustee will charge the premiums on any incidental benefit insurance contract covering the life of a Participant against the Account of that Participant. The Trustee will hold all incidental benefit insurance contracts issued under the Plan as assets of the Trust created under the Plan.

(A) Incidental insurance benefits. The aggregate of life insurance premiums paid for the benefit of a Participant, at all times, may not exceed the following percentages of the aggregate of the Employer's contributions allocated to any Participant's
Account: (i) 49% in the case of the purchase of ordinary life insurance contracts; or (ii) 25% in the case of the purchase of term life insurance or universal life insurance contracts. If the Trustee purchases a combination of ordinary life insurance contract(s) and term life insurance or universal life insurance contract(s), then the sum of one-half of the premiums paid for the ordinary life insurance contract(s) and the premiums paid for the term life insurance or universal life insurance contract(s) may not exceed 25% of the Employer contributions allocated to any Participant's Account.

(B) Exception for certain profit sharing plans. If the Employer's Plan is a profit sharing plan, the incidental insurance benefits requirement does not apply to the Plan if the Plan purchases life insurance benefits only from Employer contributions accumulated in the Participant's Account for at least two years (measured from the allocation date).

      11.02 LIMITATION ON LIFE INSURANCE PROTECTION. The Trustee will not continue any life insurance protection for any Participant beyond his annuity starting date (as defined in Article VI). If the Trustee holds any incidental benefit insurance contract(s) for the benefit of a Participant when he terminates his employment (other than by reason of death), the Trustee must proceed as follows:

     (a) If the entire cash value of the contract(s) is vested in the terminating Participant, or if the contract(s) will have no cash value at the end of the policy year in which termination of employment occurs, the Trustee will transfer the contract(s) to the Participant endorsed so as to vest in the transferee all right, title and interest to the contract(s), free and clear of the Trust; subject however, to restrictions as to surrender or payment of benefits as the issuing insurance company may permit and as the Advisory Committee directs;

     (b) If only part of the cash value of the contract(s) is vested in the terminating Participant, the Trustee, to the extent the Participant's interest in the cash value of the contract(s) is not vested, may adjust the Participant's interest in the value of his Account attributable to Trust assets other than incidental benefit insurance contracts and proceed as in (a), or the Trustee must effect a loan from the issuing insurance company on the sole security of the contract(s) for an amount equal to the difference between the cash value of the contract(s) at the end of the policy year in which termination of employment occurs and the amount of the cash value that is vested in the terminating Participant, and the Trustee must transfer the contract(s) endorsed so as to vest in the transferee all right, title and interest to the contract(s), free and clear of the Trust; subject however, to the restrictions as to surrender or payment of benefits as the issuing insurance company may permit and the Advisory Committee directs;

     (c) If no part of the cash value of the contract(s) is vested in the terminating Participant, the Trustee must surrender the contract(s) for cash proceeds as may be available.

      In accordance with the written direction of the Advisory Committee, the Trustee will make any transfer of contract(s) under this Section 11.02 on the Participant's annuity starting date (or as soon as administratively practicable after that date). The Trustee may not transfer any contract under this
Section 11.02 which contains a method of payment not specifically authorized by Article VI or which fails to comply with the joint and survivor annuity requirements, if applicable, of Article VI. In this regard, the Trustee either must convert such a contract to cash and distribute the cash instead of the contract, or before making the transfer, require the issuing company to delete the unauthorized method of payment option from the contract.

     11.03     DEFINITIONS. For purposes of this Article XI:

     (a) "Policy" means an ordinary life insurance contract or a term life insurance contract issued by an insurer on the life of a Participant.

     (b) "Issuing insurance company" is any life insurance company which has issued a policy upon application by the Trustee under the terms of this Agreement.

     (c) "Contract" or "Contracts" means a policy of insurance. In the event of any conflict between the provisions of this Plan and the terms of any contract or policy of insurance issued in accordance with this Article XI, the provisions of the Plan control.

     (d) "Insurable Participant" means a Participant to whom an insurance company, upon an application being submitted in accordance with the Plan, will issue insurance coverage, either as a standard risk or as a risk in an extra mortality classification.

      11.04 DIVIDEND PLAN. The dividend plan is premium reduction unless the Advisory Committee directs the Trustee to the contrary. The Trustee must use all dividends for a contract to purchase insurance benefits or additional insurance benefits for the Participant on whose life the insurance company has issued the contract. Furthermore, the Trustee must arrange, where possible, for all policies issued on the lives of Participants under the Plan to have the same premium due date and all ordinary life insurance contracts to contain guaranteed cash values with as uniform basic options as are possible to obtain. The term "dividends" includes policy dividends, refunds of premiums and other credits.

      11.05 INSURANCE COMPANY NOT A PARTY TO AGREEMENT. No insurance company, solely in its capacity as an issuing insurance company, is a party to this Agreement nor is the company responsible for its validity.

      11.06 INSURANCE COMPANY NOT RESPONSIBLE FOR TRUSTEE'S ACTIONS. No insurance company, solely in its capacity as an issuing insurance company, need examine the terms of this Agreement nor is responsible for any action taken by the Trustee.

     11.07 INSURANCE COMPANY RELIANCE ON TRUSTEE'S SIGNATURE. For the purpose of making application to an insurance company and in the exercise of any right or option contained in any policy, the insurance company may rely upon the signature of the Trustee and is saved harmless and completely discharged in acting at the direction and authorization of the Trustee.

      11.08 ACQUITTANCE. An insurance company is discharged from all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, and is not obliged to see to the distribution or further application of any moneys it so pays.

      11.09 DUTIES OF INSURANCE COMPANY. Each insurance company must keep such records, make such identification of contracts, funds and accounts within funds, and supply such information as may be necessary for the proper administration of the Plan under which it is carrying insurance benefits.

      Note: The provisions of this Article XI are not applicable, and the Plan may not invest in insurance contracts, if a Custodian signatory to the Adoption Agreement is a bank which has not acquired trust powers from its governing state banking authority.


   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                          ARTICLE XII
                         MISCELLANEOUS

      12.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Advisory Committee and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

     12.02 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Advisory Committee has any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require  the  Trustee or the Advisory Committee  to  collect  any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Advisory Committee need inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA. Any action required of a corporate Employer must be by its Board of Directors or its designate.

       12.03 FIDUCIARIES NOT INSURERS. The Trustee, the Advisory Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Advisory Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

      12.04      WAIVER OF NOTICE. Any person entitled to  notice
under  the Plan may waive the notice, unless the Code or Treasury
regulations  prescribe  the  notice  or  ERISA  specifically   or
impliedly prohibits such a waiver.

      12.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Advisory Committee, the Plan Administrator and their successors.

     12.06 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Employer's Plan dictates, the plural includes the singular and the singular includes the plural.

      12.07 STATE LAW. The law of the state of the Employer's principal place of business (unless otherwise designated in an addendum to the Employer's Adoption Agreement) will determine all questions arising with respect to the provisions of this Agreement except to the extent superseded by Federal law.

     12.08 EMPLOYER'S RIGHT TO PARTICIPATE. If the Employer's Plan fails to qualify or to maintain qualification or if the Employer makes any amendment or modification to a provision of this Plan (other than a proper completion of an elective provision under the Adoption Agreement or the attachment of an addendum authorized by the Plan or by the Adoption Agreement), the Employer may no longer participate under this Master Plan. The Employer also may not participate (or continue to participate) in this Master Plan if the Trustee or Custodian (or a change in the Trustee or Custodian) does not satisfy the requirements of Section 1.02 of the Plan. If the Employer is not entitled to participate under this Master Plan, the Employer's Plan is an individually-designed plan and the reliance procedures specified in the applicable Adoption Agreement no longer will apply.

      12.09 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                         ARTICLE XIII
           EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION


      13.01      EXCLUSIVE  BENEFIT.  Except  as  provided  under
Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. However, if the Commissioner of Internal Revenue, upon the Employer's request for initial approval of this Plan, determines the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then (and only then) the Trustee, upon written notice from the Employer, will return the Employer's contributions (and increment attributable to the contributions) to the Employer. The Trustee must make the return of the Employer contribution under this Section 13.01 within one year of a final disposition of the Employer's request for initial approval of the Plan. The Employer's Plan and Trust will terminate upon the Trustee's return of the Employer's contributions.

      13.02 AMENDMENT BY EMPLOYER. The Employer has the right at any time and from time to time:

     (a) To amend the elective provisions of the Adoption Agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the provisions of Code
     Section 401(a);

     (b) To amend the Plan to allow the Plan to operate under a waiver of the minimum funding requirement; and

     (c)  To amend this Agreement in any other manner.

      No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. The Employer also may not make any amendment which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the Advisory Committee without the written consent of the affected Trustee, the Plan Administrator or the affected member of the Advisory Committee. The Employer must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective. See Section 12.08 for the effect of certain amendments adopted by the Employer.

(A) Code Section 411(d)(6) protected benefits. An amendment (including the adoption of this Plan as a restatement of an existing plan)
may  not decrease a Participant's Accrued Benefit, except to  the extent  permitted under Code Section 412(c)(8), and may  not  reduce  or
eliminate   Code   Section 411(d)(6)   protected   benefits   determined
immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code Section 411(d)(6) protected benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury
regulations,  eliminating  an  optional  form  of  benefit.   The
Advisory  Committee  must disregard an amendment  to  the  extent
application   of  the  amendment  would  fail  to  satisfy   this
paragraph. If the Advisory Committee must disregard an amendment because the amendment would violate clause (1) or clause (2), the
Advisory  Committee  must  maintain  a  schedule  of  the   early
retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

      13.03 AMENDMENT BY MASTER PLAN SPONSOR. The Master Plan Sponsor (or PPD, as agent of the Master Plan Sponsor), without the Employer's consent, may amend the Plan and Trust, from time to time, in order to conform the Plan and Trust to any requirement for qualification of the Plan and Trust under the Internal Revenue Code. The Master Plan Sponsor may not amend the Plan in any manner which would modify any election made by the Employer under the Plan without the Employer's written consent. Furthermore, the Master Plan Sponsor may not amend the Plan in any manner which would violate the proscription of Section 13.02. A Trustee does not have the power to amend the Plan or Trust.

     13.04 DISCONTINUANCE. The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

     (a)  The date terminated by action of the Employer;

     (b) The dissolution or merger of the Employer, unless the successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan. Any termination of the Plan resulting from this paragraph (b) is not effective until compliance with any applicable notice requirements under ERISA.

      13.05 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of profit sharing plan contributions to the Plan, an affected Participant's right to his Accrued Benefit is 100% Nonforfeitable, irrespective of the Nonforfeitable percentage which otherwise would apply under Article V.

      13.06      MERGER/DIRECT  TRANSFER.  The  Trustee  may  not
consent  to,  or be a party to, any merger or consolidation  with another  plan,  or  to  a transfer of assets  or  liabilities  to another  plan, unless immediately after the merger, consolidation or  transfer,  the  surviving Plan provides  each  Participant  a benefit  equal  to  or greater than the benefit each  Participant would  have  received had the Plan terminated immediately  before the  merger  or consolidation or transfer. The Trustee  possesses the  specific authority to enter into merger agreements or direct
transfer  of  assets  agreements  with  the  trustees  of   other
retirement plans described in Code Section 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

      The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Trustee accepts such a direct transfer of plan assets, the Advisory Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan.

(A)   Elective transfers. The Trustee, after August 9, 1988,  may not  consent  to,  or  be a party to a merger,  consolidation  or transfer  of  assets  with a defined benefit  plan,  except  with respect  to  an  elective  transfer, or  unless  the  transferred benefits  are in the form of paid-up individual annuity contracts
guaranteeing   the  payment  of  the  transferred   benefits   in
accordance with the terms of the transferor plan and in a  manner consistent  with the Code and with ERISA. The Trustee will  hold, administer and distribute the transferred assets as a part of the
Trust  Fund  and  the Trustee must maintain a  separate  Employer contribution  Account for the benefit of the  Employee  on  whose behalf the Trustee accepted the transfer in order to reflect  the value  of the transferred assets. Unless a transfer of assets  to this  Plan  is  an elective transfer, the Plan will preserve  all
Code   Section 411(d)(6)  protected  benefits  with  respect  to   those
transferred assets, in the manner described in Section  13.02.  A transfer  is an elective transfer if: (1) the transfer  satisfies the  first  paragraph of this Section 13.06; (2) the transfer  is voluntary,  under  a fully informed election by the  Participant;
(3)  the  Participant has an alternative that  retains  his  Code
Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating);
(4)   the  transfer  satisfies  the  applicable  spousal  consent requirements  of the Code; (5) the transferor plan satisfies  the joint  and  survivor  notice requirements of  the  Code,  if  the
Participant's   transferred   benefit   is   subject   to   those
requirements;  (6)  the  Participant has  a  right  to  immediate distribution  from the transferor plan, in lieu of  the  elective transfer; (7) the transferred benefit is at least the greater  of the  single sum distribution provided by the transferor plan  for which  the  Participant is eligible or the present value  of  the
Participant's accrued benefit under the transferor  plan  payable at  that plan's normal retirement age; (8) the Participant has  a
100% Nonforfeitable interest in the transferred benefit; and  (9)
the transfer otherwise satisfies applicable Treasury regulations.
An elective transfer may occur between qualified plans of any type. Any direct transfer of assets from a defined benefit plan after August 9, 1988, which does not satisfy the requirements of this paragraph will render the Employer's Plan individually-designed. See Section 12.08.

(B) Distribution restrictions under Code Section 401(k). If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Section Section 401(k)(2) and (10) continue to apply to those transferred elective contributions.

     13.07     TERMINATION.

(A) Procedure. Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

     (1) if the present value of the Participant's Nonforfeitable Accrued Benefit does not exceed $3,500, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

     (2) if the present value of the Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of his Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

     To liquidate the Trust, the Advisory Committee will purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Accrued Benefit exceeds $3,500 and the Participant does not elect an immediate distribution pursuant to Paragraph (2).

      If the Employer's Plan is a profit sharing plan, in lieu of the preceding provisions of this Section 13.07 and the distribution provisions of Article VI, the Advisory Committee will direct the Trustee to distribute each Participant's Nonforfeitable Accrued Benefit, in lump sum, as soon as administratively practicable after the termination of the Plan, irrespective of the present value of the Participant's
Nonforfeitable Accrued Benefit and whether the Participant consents to that distribution. This paragraph does not apply if:
(1) the Plan provides an annuity option; or (2) as of the period between the Plan termination date and the final distribution of assets, the Employer maintains any other defined contribution plan (other than an ESOP). The Employer, in an addendum to its Adoption Agreement numbered 13.07, may elect not to have this paragraph apply.

     The Trust will continue until the Trustee in accordance with the direction of the Advisory Committee has distributed all of the benefits under the Plan. On each valuation date, the Advisory Committee will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 13.07.

(B) Distribution restrictions under Code Section 401(k). If the Employer's Plan includes a Code Section 401(k) arrangement or if transferred assets described in Section 13.06 are subject to the distribution restrictions of Code Section Section 401(k)(2) and (10), the special distribution provisions of this Section 13.07 are subject to  the  restrictions  of  this paragraph.  The  portion  of  the
Participant's  Nonforfeitable  Accrued  Benefit  attributable  to elective  contributions  (or to amounts treated  under  the  Code
Section 401(k)   arrangement  as elective contributions) is not
distributable  on account of Plan termination,  as  described  in this  Section  13.07,  unless: (a) the Participant  otherwise  is entitled under the Plan to a distribution of that portion of  his
Nonforfeitable  Accrued  Benefit; or  (b)  the  Plan  termination
occurs  without  the  establishment  of  a  successor  plan.    A
successor  plan  under clause (b) is a defined contribution  plan
(other than an ESOP) maintained by the Employer (or by a related employer) at the time of the termination of the Plan or within the period ending twelve months after the final distribution of assets. A distribution made after March 31, 1988, pursuant to clause (b), must be part of a lump sum distribution to the Participant of his Nonforfeitable Accrued Benefit.

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                          ARTICLE XIV
           CODE Section 401(k) AND CODE Section 401(m) ARRANGEMENTS

     14.01 APPLICATION. This Article XIV applies to an Employer's
Plan  only if the Employer is maintaining its Plan under  a  Code
Section 401(k) Adoption Agreement.

      14.02 CODE Section 401(k) ARRANGEMENT. The Employer will elect  in
Section  3.01  of its Adoption Agreement the terms  of  the  Code
Section 401(k) arrangement, if any, under the Plan. If the Employer's Plan is a Standardized Plan, the Code Section 401(k) arrangement must be a salary reduction arrangement. If the Employer's Plan is a Nonstandardized Plan, the Code Section 401(k) arrangement may be a salary reduction arrangement or a cash or deferred arrangement.

(A)   Salary  Reduction  Arrangement. If the  Employer  elects  a
salary   reduction   arrangement,  any   Employee   eligible   to
participate  in  the  Plan may file a salary reduction  agreement with  the Advisory Committee. The salary reduction agreement  may not  be  effective earlier than the following date  which  occurs last:  (i) the Employee's Plan Entry Date (or, in the case  of  a reemployed Employee, his reparticipation date under Article  II);
(ii)  the  execution  date  of  the Employee's  salary  reduction agreement; (iii) the date the Employer adopts the Code Section 401(k) arrangement by executing the Adoption Agreement; or (iv) the effective date of the Code Section 401(k) arrangement, as specified in the Employer's Adoption Agreement. Regarding clause (i), an
Employee subject to the Break in Service rule of Section  2.03(B)
of the Plan may not enter into a salary reduction agreement until the  Employee  has  completed a sufficient  number  of  Hours  of
Service  to  receive credit for a Year of Service (as defined  in
Section  2.02)  following his reemployment commencement  date.  A
salary   reduction   agreement  must  specify   the   amount   of
Compensation  (as  defined  in Section  1.12)  or  percentage  of
Compensation  the Employee wishes to defer. The salary  reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the  salary reduction agreement. The Employer will apply a reduction election to  all  Compensation  (and to increases  in  such  Compensation)
unless  the Employee specifies in his salary reduction  agreement to  limit the election to certain Compensation. The Employer will
specify  in  Adoption  Agreement  Section  3.01  the  rules   and
restrictions   applicable  to  the  Employees  salary   reduction
agreements.

(B) Cash or deferred arrangement. If the Employer elects a cash or deferred arrangement, a Participant may elect to make a cash election against his proportionate share of the Employer's Cash or Deferred Contribution, in accordance with the Employer's elections in Adoption Agreement Section 3.01. A Participant's proportionate share of the Employer's Cash or Deferred Contribution is the percentage of the total Cash or Deferred
Contribution which bears the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For purposes of determining each Participant's proportionate share of the Cash or Deferred Contribution, a Participant's Compensation is his Compensation as determined under Section 1.12 of the Plan (as modified by Section
3.06 for allocation purposes), excluding any effect the proportionate share may have on the Participant's Compensation for the Plan Year. The Advisory Committee will determine the proportionate share prior to the Employer's actual contribution to the Trust, to provide the Participants the opportunity to file cash elections. The Employer will pay directly to the Participant the portion of his proportionate share the Participant has elected to receive in cash.

(C) Election not to participate. A Participant's or Employee's election not to participate, pursuant to Section 2.06, includes his right to enter into a salary reduction agreement or to share in the allocation of a Cash or Deferred Contribution, unless the Participant or Employee limits the effect of the election to the non-401(k) portions of the Plan.

     14.03 DEFINITIONS. For purposes of this Article XIV:

     (a) "Highly Compensated Employee" means an Eligible Employee who satisfies the definition in Section 1.09 of the Plan. Family members aggregated as a single Employee under
     Section 1.09 constitute a single Highly Compensated Employee, whether a particular family member is a Highly Compensated Employee or a Nonhighly Compensated Employee without the application of family aggregation.

     (b)   "Nonhighly  Compensated Employee"  means  an  Eligible
     Employee who is not a Highly Compensated Employee and who is
     not   a  family  member  treated  as  a  Highly  Compensated
     Employee.

     (c) "Eligible Employee" means, for purposes of the ADP test described in Section 14.08, an Employee who is eligible to enter into a salary reduction agreement for the Plan Year, irrespective of whether he actually enters into such an agreement, and a Participant who is eligible for an allocation of the Employer's Cash or Deferred Contribution for the Plan Year. For purposes of the ACP test described in
     Section 14.09, an "Eligible Employee" means a Participant who is eligible to receive an allocation of matching contributions (or would be eligible if he made the type of contributions necessary to receive an allocation of matching contributions) and a Participant who is eligible to make nondeductible contributions, irrespective of whether he actually makes nondeductible contributions. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee's right to make elective deferrals or nondeductible contributions following a hardship distribution.

     (d)   "Highly Compensated Group" means the group of Eligible
     Employees who are Highly Compensated Employees for the  Plan
     Year.

     (e) "Nonhighly Compensated Group" means the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

     (f)   "Compensation" means, except as specifically  provided
     in   this   Article  XIV,  Compensation   as   defined   for
     nondiscrimination purposes in Section 1.12(B) of  the  Plan.
     To compute an Employee's ADP or ACP, the Advisory Committee may limit Compensation taken into account to Compensation received only for the portion of the Plan Year in which the Employee was an Eligible Employee and only for the portion of the Plan Year in which the Plan or the Code Section 401(k) arrangement was in effect.

     (g) "Deferral contributions" are Salary Reduction Contributions and Cash or Deferred Contributions the Employer contributes to the Trust on behalf of an Eligible Employee, irrespective of whether, in the case of Cash or Deferred Contributions, the contribution is at the election of the Employee. For Salary Reduction Contributions, the terms "deferral contributions" and "elective deferrals" have the same meaning.

     (h) "Elective deferrals" are all Salary Reduction Contributions and that portion of any Cash or Deferred Contribution which the Employer contributes to the Trust at the election of an Eligible Employee. Any portion of a Cash or Deferred Contribution contributed to the Trust because of the Employee's failure to make a cash election is an elective deferral. However, any portion of a Cash or Deferred Contribution over which the Employee does not have a cash election is not an elective deferral. Elective deferrals do not include amounts which have become currently available to the Employee prior to the election nor amounts designated as nondeductible contributions at the time of deferral or contribution.

     (i) "Matching contributions" are contributions made by the Employer on account of elective deferrals under a Code
     Section 401(k) arrangement or on account of employee contributions. Matching contributions also include Participant forfeitures allocated on account of such elective deferrals or employee contributions.

     (j) "Nonelective contributions" are contributions made by the Employer which are not subject to a deferral election by an Employee and which are not matching contributions.

     (k) "Qualified matching contributions" are matching contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Matching contributions are not 100% Nonforfeitable at all times if the Employee has a 100%
     Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule. Any matching contributions allocated to a Participant's Qualified Matching Contributions Account under the Plan automatically satisfy the definition of qualified matching contributions.

     (l) "Qualified nonelective contributions" are nonelective contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Nonelective contributions are not 100% Nonforfeitable at all times if the Employee has a 100%
     Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Participant's Qualified Nonelective Contributions Account under the Plan automatically satisfy the definition of qualified nonelective contributions.

     (m) "Distribution restrictions" means the Employee may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1)
     the   Participant's   death,  disability,   termination   of
     employment or attainment of age 59 1/2, (2) financial  hardship
     satisfying  the  requirements  of  Code  Section 401(k)   and   the
     applicable Treasury regulations, (3) a plan termination, without establishment of a successor defined contribution plan  (other than an ESOP), (4) a sale of substantially  all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business, but only to an employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)), but only to an employee who continues employment with the subsidiary.
     For  Plan  Years  beginning  after  December  31,  1988,   a
     distribution on account of financial hardship, as  described
     in   clause  (2),  may  not  include  earnings  on  elective
     deferrals credited as of a date later than December 31, 1988, and may not include qualified matching contributions and qualified nonelective contributions, nor any earnings on such contributions, credited after December 31, 1988. A plan does not violate the distribution restrictions if, instead of the December 31, 1988, date in the preceding sentence the plan specifies a date not later than the end of the last
     Plan Year ending before July 1, 1989. A distribution described in clauses (3), (4) or (5), if made after March
     31, 1988, must be a lump sum distribution, as required under Code Section 401(k)(10).

     (n) "Employee contributions" are contributions made by a Participant on an after-tax basis, whether voluntary or mandatory, and designated, at the time of contribution, as an employee (or nondeductible) contribution. Elective deferrals and deferral contributions are not employee contributions. Participant nondeductible contributions, made pursuant to Section 4.01 of the Plan, are employee contributions.

      14.04 MATCHING CONTRIBUTIONS/EMPLOYEE CONTRIBUTIONS. The Employer may elect in Adoption Agreement Section 3.01 to provide matching contributions. The Employer also may elect in Adoption Agreement Section 4.01 to permit or to require a Participant to make nondeductible contributions.

(A) Mandatory contributions. Any Participant nondeductible contributions eligible for matching contributions are mandatory contributions. The Advisory Committee will maintain a separate accounting, pursuant to Section 4.06 of the Plan, to reflect the Participant's Accrued Benefit derived from his mandatory contributions. The Employer, under Adoption Agreement Section 4.05, may prescribe special distribution restrictions which will apply to the Mandatory Contributions Account prior to the Participant's Separation from Service. Following his Separation from Service, the general distribution provisions of Article VI apply to the distribution of the Participant's Mandatory Contributions Account.

      14.05 TIME OF PAYMENT OF CONTRIBUTIONS. The Employer must make Salary Reduction Contributions to the Trust within an administratively reasonable period of time after withholding the corresponding Compensation from the Participant. Furthermore, the Employer must make Salary Reduction Contributions, Cash or Deferred Contributions, Employer matching contributions (including qualified Employer matching contributions) and qualified Employer nonelective contributions no later than the time prescribed by the Code or by applicable Treasury regulations. Salary Reduction Contributions and Cash or Deferred Contributions are Employer contributions for all purposes under this Plan, except to the extent the Code or Treasury regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code.

        14.06 SPECIAL ALLOCATION PROVISIONS - DEFERRAL CONTRIBUTIONS, MATCHING CONTRIBUTIONS AND QUALIFIED NONELECTIVE CONTRIBUTIONS. To make allocations under the Plan, the Advisory Committee must establish a Deferral Contributions Account, a Qualified Matching Contributions Account, a Regular Matching Contributions Account, a Qualified Nonelective Contributions Account and an Employer Contributions Account for each Participant.

(A) Deferral contributions. The Advisory Committee will allocate to each Participant's Deferral Contributions Account the amount of Deferral Contributions the Employer makes to the Trust on behalf of the Participant. The Advisory Committee will make this allocation as of the last day of each Plan Year unless, in Adoption Agreement Section 3.04, the Employer elects more frequent allocation dates for salary reduction contributions.

(B) Matching contributions. The Employer must specify in its Adoption Agreement whether the Advisory Committee will allocate matching contributions to the Qualified Matching Contributions Account or to the Regular Matching Contributions Account of each Participant. The Advisory Committee will make this allocation as of the last day of each Plan Year unless, in Adoption Agreement
Section 3.04, the Employer elects more frequent allocation dates for matching contributions.

     (1) To the extent the Employer makes matching contributions under a fixed matching contribution formula, the Advisory Committee will allocate the matching contribution to the Account of the Participant on whose behalf the Employer makes that contribution. A fixed matching contribution formula is a formula under which the Employer contributes a certain percentage or dollar amount on behalf of a Participant based on that Participant's deferral contributions or nondeductible contributions eligible for a match, as specified in Section 3.01 of the Employer's Adoption Agreement. The Employer may contribute on a Participant's behalf under a specific matching contribution formula only if the Participant satisfies the accrual requirements for matching contributions specified in Section
     3.06 of the Employer's Adoption Agreement and only to the extent the matching contribution does not exceed the Participant's annual additions limitation in Part 2 of
     Article III.

     (2) To the extent the Employer makes matching contributions under a discretionary formula, the Advisory Committee will allocate the discretionary matching contributions to the Account of each Participant who satisfies the accrual requirements for matching contributions specified in Section
     3.06 of the Employer's Adoption Agreement. The allocation of discretionary matching contributions to a Participant's Account is in the same proportion that each Participant's eligible contributions bear to the total eligible contributions of all Participants. If the discretionary formula is a tiered formula, the Advisory Committee will make this allocation separately with respect to each tier of eligible contributions, allocating in such manner the amount of the matching contributions made with respect to that tier. "Eligible contributions" are the Participant's deferral contributions or nondeductible contributions eligible for an allocation of matching contributions, as specified in Section 3.01 of the Employer's Adoption Agreement.

      If the matching contribution formula applies both to deferral contributions and to Participant nondeductible contributions, the matching contributions apply first to deferral contributions. Furthermore, the matching contribution formula does not apply to deferral contributions that are excess deferrals under Section 14.07. For this purpose: (a) excess deferrals relate first to deferral contributions for the Plan Year not otherwise eligible for a matching contribution; and (2) if the Plan Year is not a calendar year, the excess deferrals for a Plan Year are the last elective deferrals made for a calendar year. Under a Standardized Plan, an Employee forfeits any matching contribution attributable to an excess contribution or to an excess aggregate contribution, unless distributed pursuant to Sections 14.08 or 14.09. Under a Nonstandardized Plan, this forfeiture rule applies only if specified in Adoption Agreement
Section 3.06. The provisions of Section 3.05 govern the treatment of any forfeiture described in this paragraph, and the Advisory Committee will compute a Participant's ACP under 14.09 by disregarding the forfeiture.

(C) Qualified nonelective contributions. If the Employer, at the time of contribution, designates a contribution to be a qualified nonelective contribution for the Plan Year, the Advisory Committee will allocate that qualified nonelective contribution to the Qualified Nonelective Contributions Account of each Participant eligible for an allocation of that designated contribution, as specified in Section 3.04 of the Employer's Adoption Agreement. The Advisory Committee will make the allocation to each eligible Participant's Account in the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year. The Advisory Committee will determine a Participant's Compensation in accordance with the general definition of Compensation under Section 1.12 of the Plan, as modified by the Employer in Sections 1.12 and 3.06 of its Adoption Agreement.

(D) Nonelective contributions. To the extent the Employer makes nonelective contributions for the Plan Year which, at the time of contribution, it does not designate as qualified nonelective contributions, the Advisory Committee will allocate those contributions in accordance with the elections under Section 3.04 of the Employer's Adoption Agreement. For purposes of the special nondiscrimination tests described in Sections 14.08 and 14.09, the Advisory Committee may treat nonelective contributions allocated under this paragraph as qualified nonelective contributions, if the contributions otherwise satisfy the definition of qualified nonelective contributions.

     14.07 ANNUAL ELECTIVE DEFERRAL LIMITATION.

(A) Annual Elective Deferral Limitation. An Employee's elective deferrals for a calendar year beginning after December 31, 1986, may not exceed the 402(g) limitation. The 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. If, pursuant to a salary reduction agreement or pursuant to a cash or deferral election, the Employer determines the Employee's elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation, the Employer will suspend the Employee's salary reduction agreement, if any, until the following January 1 and pay in cash the portion of a cash or deferral election which would result in the Employee's elective deferrals for the calendar year exceeding the 402(g) limitation. If the Advisory Committee determines an Employee's elective deferrals already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Advisory Committee will distribute the amount in excess of the 402(g) limitation (the "excess deferral"), as adjusted for allocable income, no later than April 15 of the following calendar year. If the Advisory Committee distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Advisory Committee will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 14.08), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

      If an Employee participates in another plan under which  he makes elective deferrals pursuant to a Code Section 401(k) arrangement, elective deferrals under a Simplified Employee Pension, or salary reduction  contributions to a tax-sheltered annuity, irrespective of  whether the Employer maintains the other plan, he may provide the  Advisory Committee a written claim for excess deferrals made for  a calendar year. The Employee must submit the claim no later than  the  March 1 following the close of the particular calendar year  and  the  claim must specify the amount of  the  Employee's elective deferrals under this Plan which are excess deferrals. If
the   Advisory  Committee  receives  a  timely  claim,  it   will
distribute the excess deferral (as adjusted for allocable income) the Employee has assigned to this Plan, in accordance with the distribution procedure described in the immediately preceding paragraph.

(B)   Allocable income. For purposes of making a distribution  of excess deferrals pursuant to this Section 14.07, allocable income means  net  income or net loss allocable to the excess  deferrals for  the  calendar  year in which the Employee  made  the  excess
deferral,   determined   in   a   manner   which   is    uniform,
nondiscriminatory and reasonably reflective of the manner used by the Plan to allocate income to Participants' Accounts.
     14.08 ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST. For each Plan
Year,  the  Advisory Committee must determine whether the  Plan's
Code Section 401(k) arrangement satisfies either of the following ADP tests:

     (i) The average ADP for the Highly Compensated Group does not exceed 1.25 times the average ADP of the Nonhighly
     Compensated Group; or

     (ii) The average ADP for the Highly Compensated Group does not exceed the average ADP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in
     Section 14.10) and the average ADP for the Highly Compensated Group is not more than twice the average ADP for the Nonhighly Compensated Group.

(A) Calculation of ADP. The average ADP for a group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's
ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. For aggregated family members treated as a single Highly Compensated Employee, the ADP of the family unit is the ADP determined by combining the deferral contributions and Compensation of all aggregated family members. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) limitation described in Section 14.07(A).

     The Advisory Committee, in a manner consistent with Treasury regulations, may determine the ADPs of the Eligible Employees by taking into account qualified nonelective contributions or qualified matching contributions, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Advisory Committee may not include qualified nonelective contributions in the ADP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test described in this
Section 14.08 or the ACP test described in Section 14.09. For Plan Years beginning after December 31, 1989, the Advisory
Committee may not include in the ADP test any qualified nonelective contributions or qualified matching contributions under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ADP test, including the extent to which the Plan used qualified nonelective contributions or qualified matching contributions to satisfy the test.

      For  Plan  Years beginning prior to January  1,  1992,  the
Advisory Committee may elect to apply a separate ADP test to each component  group under the Plan. Each component group  separately must  satisfy  the  commonality requirement of the  Code  Section 401(k)
regulations  and  the  minimum  coverage  requirements  of   Code
Section 410(b). A component group consists of all the allocations and other benefits, rights and features provided that group of Employees. An Employee may not be part of more than one component group. The correction rules described in this Section 14.08 apply separately to each component group.

(B)   Special aggregation rule for Highly Compensated  Employees.
To  determine  the  ADP of any Highly Compensated  Employee,  the
deferral  contributions  taken  into  account  must  include  any elective deferrals made by the Highly Compensated Employee  under any other Code Section 401(k) arrangement maintained by the Employer, unless the elective deferrals are to an ESOP. If the plans containing  the  Code  Section 401(k) arrangements have  different  plan
years,   the  Advisory  Committee  will  determine  the  combined
deferral contributions on the basis of the plan years ending in the same calendar year.

(C)   Aggregation  of certain Code Section 401(k) arrangements.  If  the
Employer   treats   two  plans  as  a  unit   for   coverage   or
nondiscrimination purposes, the Employer must  combine  the  Code
Section 401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. For Plan Years beginning after
December 31, 1989, an aggregation of Code Section 401(k) arrangements under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Advisory Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

(D) Characterization of excess contributions. If, pursuant to this Section 14.08, the Advisory Committee has elected to include qualified matching contributions in the average ADP, the Advisory Committee will treat excess contributions as attributable proportionately to deferral contributions and to qualified matching contributions allocated on the basis of those deferral contributions. If the total amount of a Highly Compensated Employee's excess contributions for the Plan Year exceeds his deferral contributions or qualified matching contributions for the Plan Year, the Advisory Committee will treat the remaining portion of his excess contributions as attributable to qualified nonelective contributions. The Advisory Committee will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as determined in Section 14.07), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

(E) Distribution of excess contributions. If the Advisory Committee determines the Plan fails to satisfy the ADP test for a Plan Year, it must distribute the excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of
the   amount  of  excess  contributions  for  a  Plan  Year   not
distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess contributions are the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess contributions. The Advisory Committee will determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has the greatest ADP, reducing his ADP (but not below the next highest ADP), then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the
next   highest  ADP  level  (including  the  ADP  of  the  Highly
Compensated Employee(s) whose ADP the Advisory Committee already has reduced), and continuing in this manner until the average ADP for the Highly Compensated Group satisfies the ADP test. If the Highly Compensated Employee is part of an aggregated family group, the Advisory Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess contributions assigned to the family unit.

(F) Allocable income. To determine the amount of the corrective distribution required under this Section 14.08, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess contributions arose. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Advisory Committee will use a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.

       14.09 NONDISCRIMINATION RULES FOR EMPLOYER MATCHING CONTRIBUTIONS/PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. For Plan Years beginning after December 31, 1986, the Advisory Committee must determine whether the annual Employer matching contributions (other than qualified matching contributions used in the ADP under Section 14.08), if any, and the Employee contributions, if any, satisfy either of the following average contribution percentage ("ACP") tests:

     (i) The ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Nonhighly Compensated
     Group; or

     (ii) The ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.10) and the ACP for the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

(A) Calculation of ACP. The average contribution percentage for a group is the average of the separate contribution percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's contribution percentage for a Plan Year is the ratio of the Eligible Employee's aggregate contributions for the Plan Year to the Employee's Compensation for the Plan Year. "Aggregate contributions" are Employer matching contributions (other than qualified matching contributions used in the ADP test under Section 14.08) and employee contributions (as defined in Section 14.03). For aggregated family members treated as a single Highly Compensated Employee, the contribution percentage of the family unit is the contribution percentage determined by combining the aggregate contributions and Compensation of all aggregated family members.

     The Advisory Committee, in a manner consistent with Treasury regulations, may determine the contribution percentages of the Eligible Employees by taking into account qualified nonelective contributions (other than qualified nonelective contributions used in the ADP test under Section 14.08) or elective deferrals, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Advisory Committee may not include qualified nonelective contributions in the ACP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test described in Section 14.08 or the ACP test described in this Section 14.09. The Advisory Committee may not include elective deferrals in the ACP test, unless the Plan which includes the elective deferrals satisfies the ADP test both with and without the elective deferrals included in this ACP test. For Plan Years beginning after December 31, 1989, the Advisory
Committee   may  not  include  in  the  ACP  test  any  qualified
nonelective contributions or elective deferrals under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ACP test, including the extent to which the Plan used qualified nonelective contributions or elective deferrals to satisfy the test. For Plan Years beginning prior to January 1, 1992, the component group testing rule permitted under
Section  14.08(A) also applies to the ACP test under this Section
14.09.

(B) Special aggregation rule for Highly Compensated Employees. To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any matching contributions (other than qualified matching contributions used in the ADP test) and any Employee contributions made on his behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Advisory Committee will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

(C) Aggregation of certain plans. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfies the ACP test. This aggregation rule applies to the contribution percentage determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. For Plan Years beginning after December 31, 1989, an aggregation of plans under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Advisory Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

(D) Distribution of excess aggregate contributions. The Advisory Committee will determine excess aggregate contributions after determining excess deferrals under Section 14.07 and excess contributions under Section 14.08. If the Advisory Committee determines the Plan fails to satisfy the ACP test for a Plan Year, it must distribute the excess aggregate contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess aggregate contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess aggregate contributions are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail to satisfy the ACP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The Advisory Committee will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated
Employee(s)   who  has  the  greatest  contribution   percentage,
reducing his contribution percentage (but not below the next highest contribution percentage), then, if necessary, reducing the contribution percentage of the Highly Compensated Employee(s) at the next highest contribution percentage level (including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Advisory Committee already has reduced), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test. If the Highly Compensated Employee is part of an aggregated family group, the Advisory Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess aggregate contributions assigned to the family unit.

(E) Allocable income. To determine the amount of the corrective distribution required under this Section 14.09, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess aggregate contributions arose. "Allocable income" means net income or net loss. The Advisory Committee will determine allocable income in the same manner as described in
Section 14.08(F) for excess contributions.

(F) Characterization of excess aggregate contributions. The Advisory Committee will treat a Highly Compensated Employee's allocable share of excess aggregate contributions in the following priority: (1) first as attributable to his Employee contributions which are voluntary contributions, if any; (2) then as matching contributions allocable with respect to excess contributions determined under the ADP test described in Section 14.08; (3) then on a pro rata basis to matching contributions and to the deferral contributions relating to those matching contributions which the Advisory Committee has included in the ACP test; (4) then on a pro rata basis to Employee contributions which are mandatory contributions, if any, and to the matching contributions allocated on the basis of those mandatory contributions; and (5) last to qualified nonelective contributions used in the ACP test. To the extent the Highly Compensated Employee's excess aggregate contributions are attributable to matching contributions, and he is not 100% vested in his Accrued Benefit attributable to matching contributions, the Advisory Committee will distribute only the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's excess aggregate contributions attributable to Employer matching contributions is the total amount of such excess aggregate contributions (as adjusted for allocable income) multiplied by his vested percentage (determined as of the last day of the Plan Year for which the Employer made the matching contribution). The Employer will specify in Adoption Agreement Section 3.05 the manner in which the Plan will allocate forfeited excess aggregate contributions.

      14.10 MULTIPLE USE LIMITATION. For Plan Years beginning after December 31, 1988, if at least one Highly Compensated Employee is includible in the ADP test under Section 14.08 and in the ACP test under Section 14.09, the sum of the Highly Compensated Group's ADP and ACP may not exceed the multiple use limitation.

     The multiple use limitation is the sum of (i) and (ii):

     (i)   125%  of the greater of: (a) the ADP of the  Nonhighly
     Compensated Group under the Code Section 401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code Section 401(k) arrangement.

     (ii) 2% plus the lesser of (i)(a) or (i)(b), but no more than twice the lesser of (i)(a) or (i)(b).

      The Advisory Committee, in lieu of determining the multiple use limitation as the sum of (i) and (ii), may elect to determine the multiple use limitation as the sum of (iii) and (iv):

     (iii)      125%  of  the  lesser of:  (a)  the  ADP  of  the
     Nonhighly   Compensated  Group  under   the   Code   Section 401(k)
     arrangement;  or  (b)  the ACP of the Nonhighly  Compensated
     Group  for the Plan Year beginning with or within  the  Plan
     Year of the Code Section 401(k) arrangement.

     (iv) 2% plus the greater of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

      The Advisory Committee will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under Section 14.08 and the ACP test under Section 14.09 and after making any corrective distributions required by those Sections. If, after applying this Section 14.10, the Advisory Committee determines the Plan has failed to satisfy the multiple use limitation, the Advisory Committee will correct the failure by treating the excess amount as excess contributions under
Section 14.08 or as excess aggregate contributions under Section 14.09, as it determines in its sole discretion. This Section
14.10 does not apply unless, prior to application of the multiple use limitation, the ADP and the ACP of the Highly Compensated Group each exceeds 125% of the respective percentages for the Nonhighly Compensated Group.

      14.11 DISTRIBUTION RESTRICTIONS. The Employer must elect in
Section 6.03 the Adoption Agreement the distribution events permitted under the Plan. The distribution events applicable to the Participant's Deferral Contributions Account, Qualified Nonelective Contributions Account and Qualified Matching Contributions Account must satisfy the distribution restrictions described in paragraph (m) of Section 14.03.

(A) Hardship distributions from Deferral Contributions Account. The Employer must elect in Adoption Agreement Section 6.03 whether a Participant may receive hardship distributions from his Deferral Contributions Account prior to the Participant's Separation from Service. Hardship distributions from the Deferral Contributions Account must satisfy the requirements of this
Section 14.11. A hardship distribution option may not apply to the Participant's Qualified Nonelective Contributions Account or Qualified Matching Contributions Account, except as provided in paragraph (3).

  (1)  Definition of hardship. A hardship distribution under this
Section  14.11 must be on account of one or more of the following immediate  and heavy financial needs: (1) medical care  described in Code Section 213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents, or necessary to obtain such medical care; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant;  (3)  the
payment   of   post-secondary  education  tuition   and   related
educational  fees,  for  the  next  12-month  period,   for   the
Participant, for the Participant's spouse, or for any of the Participant's dependents (as defined in Code Section 152); (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (5) any need prescribed by the Revenue
Service in a revenue ruling, notice or other document of general applicability which satisfies the safe harbor definition of hardship.

   (2) Restrictions. The following restrictions apply to a Participant who receives a hardship distribution: (a) the Participant may not make elective deferrals or employee contributions to the Plan for the 12-month period following the date of his hardship distribution; (b) the distribution is not in excess of the amount of the immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); (c) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under this Plan and all other qualified plans maintained by the Employer; and (d) the Participant agrees to limit elective deferrals under this Plan and under any other qualified Plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the 402(g) limitation (as described in
Section 14.07), reduced by the amount of the Participant's elective deferrals made in the taxable year of the hardship distribution. The suspension of elective deferrals and employee contributions described in clause (a) also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan).

   (3) Earnings. For Plan Years beginning after December 31, 1988, a hardship distribution under this Section 14.11 may not include earnings on an Employee's elective deferrals credited after December 31, 1988. Qualified matching contributions and qualified nonelective contributions, and any earnings on such contributions, credited as of December 31, 1988, are subject to the hardship withdrawal only if the Employer specifies in an addendum to this Section 14.11. The addendum may modify the December 31, 1988, date for purposes of determining credited amounts provided the date is not later than the end of the last Plan Year ending before July 1, 1989.

(B) Distributions after Separation from Service. Following the Participant's Separation from Service, the distribution events applicable to the Participant apply equally to all of the Participant's Accounts, except as elected in Section 6.03 of the Employer's Adoption Agreement.

(C) Correction of Annual Additions Limitation. If, as a result of a reasonable error in determining the amount of elective deferrals an Employee may make without violating the limitations of Part 2 of Article III, an Excess Amount results, the Advisory Committee will return the Excess Amount (as adjusted for allocable income) attributable to the elective deferrals. The Advisory Committee will make this distribution before taking any corrective steps pursuant to Section 3.10 or to Section 3.16. The Advisory Committee will disregard any elective deferrals returned under this Section 14.11(C) for purposes of Sections 14.07, 14.08 and 14.09.

    14.12    SPECIAL  ALLOCATION  RULES.  If  the  Code   Section 401(k)
arrangement provides for salary reduction contributions,  if  the
Plan   accepts  Employee  contributions,  pursuant  to   Adoption
Agreement  Section  4.01,  or  if  the  Plan  allocates  matching contributions as of any date other than the last day of the  Plan
Year,  the Employer must elect in Adoption Agreement 9.11 whether any  special allocation provisions will apply under Section  9.11 of the Plan. For purposes of the elections:

  (a) A "segregated Account" direction means the Advisory Committee will establish a segregated Account for the applicable contributions made on the Participant's behalf during the Plan Year. The Trustee must invest the segregated Account in Federally insured interest bearing savings account(s) or time deposits, or a combination of both, or in any other fixed income investments, unless otherwise specified in the Employer's Adoption Agreement. As of the last day of each Plan Year (or, if earlier, an allocation date coinciding with a valuation date described in Section 9.11), the Advisory Committee will reallocate the segregated Account to the Participant's appropriate Account, in accordance with Section
  3.04 or Section 4.06, whichever applies to the contributions.

  (b)  A  "weighted  average  allocation"  method  will  treat  a weighted portion of the applicable contributions as if includible in the Participant's Account as of the beginning of the valuation period. The weighted portion is a fraction, the numerator of which is the number of months in the valuation period, excluding each month in the valuation period which begins prior to the contribution date of the applicable contributions, and the denominator of which is the number of months in the valuation period. The Employer may elect in its Adoption Agreement to substitute a weighting period other than months for purposes of this weighted average allocation.

   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *
                           ARTICLE A
                APPENDIX TO BASIC PLAN DOCUMENT

      This  Article is necessary to comply with the  Unemployment
Compensation  Amendments Act of 1992 and is an integral  part  of
the   basic   plan  document.  Section  12.08  applies   to   any
modification or amendment of this Article.

      A-1. APPLICATIONS. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     A-2. DEFINITIONS.

           (a) "Eligible rollover distribution." An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments
(not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities).

          (b) "Eligible retirement plan." An eligible retirement plan is an individual retirement account described in Code
Section 408(a),  an  individual  retirement annuity  described  in  Code
Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (c)  "Distributee." A distributee includes an Employee
or  former  Employee.  In  addition,  the  Employee's  or  former
Employee's  surviving  spouse  and  the  employee's   or   former
Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

           (d) "Direct rollover." A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                           ARTICLE B
                APPENDIX TO BASIC PLAN DOCUMENT

      This Article is necessary to comply with the Omnibus Budget
Reconciliation Act of 1993 (OBRA '93) and is an integral part  of
the   basic   plan  document.  Section  12.08  applies   to   any
modification or amendment of this Article.

     In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

      For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

      If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in
the   current  plan  year,  the  compensation  for   that   prior
determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.


                           ARTICLE C
                APPENDIX TO BASIC PLAN DOCUMENT
                Rev. Rul. 94-76 Model Amendment

     This  amendment is effective on the first day of  the  first
Plan Year beginning on or after December 12, 1994, or, if later, March 12, 1995.

     Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefits is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary Employee contributions).



                           ARTICLE D
                APPENDIX TO BASIC PLAN DOCUMENT
                     USERRA Model Amendment

     This amendment is effective as of December 12, 1994.

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).


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